CREDIT AGREEMENT

                  Dated as of October 24, 2001

                              among

              CONSOLIDATED FREIGHTWAYS CORPORATION

                          as Borrower,

           THE OTHER CREDIT PARTIES SIGNATORY HERETO,

                       as Credit Parties,

                               and

              GENERAL ELECTRIC CAPITAL CORPORATION,

                            as Lender





                       INDEX OF APPENDICES

Annex A (Recitals)       -    Definitions
Annex B (Section 2.1(a)) -    Closing Checklist
Annex C (Section 4.1(a)) -    Financial Statements and
                                Projections -- Reporting
Annex D (Section 6.10)   -    Financial Covenants
Annex E (Section 11.10)  -    Notice Addresses
Annex F                  -    List of Mortgaged Properties
Annex G (Section 2.5)    -    Conditions Precedent for Partial
                               Release of Mortgaged Properties

Exhibit 1.1(a)(i)        -    Form of Notice of Revolving Credit
Advance
Exhibit 1.1(a)(ii)       -    Form of Revolving Note
Exhibit 1.3(a)           -    Form of Disbursement Direction Letter
Exhibit 4.1(b)           -    Form of Borrowing Base Certificate

Schedule 1.1             -    Lender's Representatives
Disclosure Schedule 3.2  -    Executive Offices; Collateral Locations; FEIN
Disclosure Schedule 3.5  -    Material Adverse Effect
Disclosure Schedule 3.7  -    Labor Matters
Disclosure Schedule 3.8  -    Ventures, Subsidiaries and
                              Affiliates; Outstanding Stock
Disclosure Schedule 3.11 -    Tax Matters
Disclosure Schedule 3.12 -    ERISA Plans
Disclosure Schedule 3.13 -    Litigation
Disclosure Schedule 3.15 -    Intellectual Property
Disclosure Schedule 3.17 -    Hazardous Materials
Disclosure Schedule 3.18      Insurance
Disclosure Schedule 6.2  -    Investments
Disclosure Schedule 6.3  -    Indebtedness
Disclosure Schedule 6.6  -    Existing Guarantees
Disclosure Schedule 6.7  -    Existing Liens



          This CREDIT AGREEMENT (this "Agreement"), dated as of October 24, 2001 among CONSOLIDATED FREIGHTWAYS CORPORATION, a Delaware corporation ("Borrower"); the other Credit Parties signatory hereto; and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), as Lender.


                            RECITALS

          WHEREAS, Borrower has requested that Lender extend revolving credit facilities to Borrower of up to Fifty Million Dollars ($50,000,000) in the aggregate for the purpose of providing (a) working capital financing for Borrower, and (b) funds for other general corporate purposes of Borrower; and for these purposes, Lender is willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein; and

          WHEREAS, the Credit Parties have agreed to secure all of their obligations under the Loan Documents, the Letter of Credit Documents and the Other Credit Documents by granting to Lender a first priority mortgage and security interest in and lien upon certain of their Real Property; and

          WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A to this Agreement, and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A to this Agreement shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.   AMOUNT AND TERMS OF CREDIT

          1.1  Credit Facilities.

          (a) Revolving Credit Facility. Subject to the terms and conditions hereof, Lender agrees to make available to Borrower from time to time until the Commitment Termination Date advances (each, a "Revolving Credit Advance"). Until the Commitment Termination Date, Borrower may borrow, repay and reborrow under this Section 1.1(a); provided that the amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability at such time. Borrowing Availability may be reduced by Reserves imposed by Lender in its reasonable credit judgment. Each Revolving Credit Advance shall be made on notice by Borrower to one of the representatives of Lender identified in Schedule
1.1 at the address specified therein. Any such notice must be given no later than 12:00 noon (New York time) on the Business
Day of the proposed Revolving Credit Advance.  Each such notice
(a "Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of
Exhibit 1.1(a)(i).

(b) Borrower shall execute and deliver to Lender a note to evidence the Revolving Loan Advances. Such note shall be dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (the "Revolving Note"). The Revolving Note shall represent the obligation of Borrower to pay the aggregate unpaid principal amount of all Revolving Credit Advances made to Borrower together with interest thereon as prescribed in Section
1.4. The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations arising under this Agreement and the other Loan Documents shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.
(c) Reliance on Notices. Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance or similar notice believed by Lender to be genuine. Lender may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Lender has actual knowledge to the contrary.
          1.2  Prepayment.

          (a) Voluntary Prepayments; Termination of Revolving Loan Commitment . Subject to the terms and conditions of this Agreement, until the Commitment Termination Date, Borrower may from time to time repay and reborrow Revolving Credit Advances without any prepayment fee or premium. Borrower may at any time on at least 5 days' prior written notice to Lender terminate the Revolving Loan Commitment; provided that upon such termination all Loans and other Obligations arising under this Agreement and the other Loan Documents shall be immediately due and payable in full. Upon any such prepayment and termination of the Revolving Loan Commitment, Borrower's rights to request Revolving Credit Advances shall simultaneously be terminated.

(b)  Mandatory Prepayments.
(i) If at any time the outstanding balance of the Revolving Loan exceeds the lesser of (A) the Revolving Loan Commitment and (B) the Borrowing Base, Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess.

(ii) Immediately upon receipt by any Credit Party or any Foreign or Domestic Subsidiary of any Credit Party of (i) the proceeds of any Asset Disposition by such Credit Party or such Subsidiary (excluding proceeds received by CF Delaware from any sales of accounts receivables and related rights made prior to an Incipient Termination Event or a Termination Event by CF Delaware to the Receivables Subsidiary pursuant to the Receivables Sale and Contribution Agreement) other than the proceeds from any single Asset Disposition not in excess of $100,000, or (ii) the proceeds of any sale of Stock of any Credit Party or any Foreign or Domestic Subsidiary of any Credit Party, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 1.2(c) below.
(iii) If any Credit Party or any Foreign or Domestic Subsidiary of any Credit Party (i) issues any Stock or debt securities, or (ii) incurs any Funded Debt, no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 1.2(c) below.
          (c) Application of Certain Mandatory Prepayments. Any prepayments made by Borrower pursuant to Sections 1.2(b)(ii) or
(b)(iii) above shall be applied as follows: first, to Fees and reimbursable expenses of Lender then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Loans; third, to the outstanding principal balance of the Revolving Loan; and fourth, to all other outstanding Obligations in such order as the Lender deems advisable. The Revolving Loan Commitment shall be permanently reduced by the amount of any such prepayments.

(d) Application of Prepayments from Insurance and Condemnation Proceeds. Prepayments from insurance or condemnation proceeds relating to the Collateral in accordance with Section 5.4 and the Mortgages, respectively, shall be applied as follows: insurance or condemnation proceeds from casualties or losses to any Collateral shall be applied (i) first, to the outstanding principal balance of the Revolving Loan, and (ii) second, to the extent no Loans remain outstanding after giving effect to the prepayment required in clause (i) of this Section 1.2(d), to the repayment of all other Obligations (and in such order) as Lender may deem advisable. The Revolving Loan Commitment shall be permanently reduced by the amount of any such prepayments.
(e) Nothing in this Section 1.2 shall be construed to constitute Lender's consent to any transaction that is prohibited by other provisions of this Agreement or the other Loan Documents.
          1.3  Use of Proceeds.

(a) Borrower shall utilize the proceeds of the initial Revolving Credit Advances made on the Closing Date to make a capital contribution to the Receivables Subsidiary in the amount of $15,000,000 (the "Initial Capital Contribution"). Borrower shall cause the Receivables Subsidiary on the Closing Date to apply the entire amount of the Initial Capital Contribution to the repayment of outstanding Receivables Advances in the aggregate principal amount of $15,000,000 to create additional availability under the Receivables Funding Agreement. Borrower shall utilize the proceeds of the Revolving Credit Advances made after the Closing Date, but prior to the Post-Closing Borrowing Date, and satisfying the conditions of Section 2.2, solely to make an additional capital contributions to the Receivables Subsidiary in the aggregate amount of $10,000,000 (the "Subsequent Capital Contribution"). Borrower shall cause the Receivables Subsidiary after the Closing Date, but prior to the Post-Closing Borrowing Date, to apply the entire amount of the Subsequent Capital Contribution to the repayment of outstanding Receivables Advances in the aggregate principal amount of $10,000,000 in order to enable the Receivables Subsidiary to avoid a Funding Excess after giving effect to the Payroll Reserve (as such terms are defined in Annex X to the Receivables Funding Agreement) . The initial Revolving Credit Advances made on the Closing Date and the initial Revolving Credit Advances made after the Closing Date, but prior to the Post-Closing Borrowing Date, shall be disbursed by the Lender solely in accordance with the disbursement direction letter in the form of Exhibit 1.3(a) attached hereto (the "Disbursement Direction Letter").

(b) Borrower shall utilize the proceeds of the Revolving Credit Advances made after the Closing Date (other than the Revolving Credit Advances required to be used to make the Subsequent Capital Contribution pursuant to Section 1.3(a) hereof, solely for the financing of ordinary working capital and general corporate needs of the Borrower and its Subsidiaries).

          1.4  Interest and Applicable Margins.

(a) Borrower shall pay interest to Lender in arrears on each applicable Interest Payment Date at the Adjusted Monthly LIBOR Index Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate principal amount of Loans outstanding from time to time; provided that if at any time the Adjusted Monthly LIBOR Index Rate is not capable of determination by Lender for any LIBOR Period as a result of the failure of the LIBOR Rate for any reason to be available (or if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan) then, until such time as the LIBOR Rate then becomes available and the Adjusted Monthly LIBOR Index Rate is capable of determination by Lender or the funding or maintaining of LIBOR Loans becomes lawful, as the case may be, Borrower shall pay interest to Lender in arrears during such LIBOR Period and at all times thereafter on each applicable Interest Payment Date at the Index Rate plus the Applicable Revolver Index Margin.

(b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.
(c) All computations of Fees calculated on a per annum basis and interest shall be made by Lender on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate is a floating rate determined for each day. Each determination by Lender of an interest rate hereunder shall be final, binding and conclusive on Borrower, absent manifest error.
(d)  So long as an Event of Default under Sections 8.1(a), (h) or
(i) has occurred and is continuing or so long as, at the election of Lender after written notice from Lender to Borrower, any other Default or Event of Default has occurred and is continuing, the interest rates applicable to the Loans shall be increased by two percentage points (2%) per annum above the rates of interest otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations arising under this Agreement and the other Loan Documents shall bear interest at the Default Rate applicable to such Obligations. Interest at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.
(e)  Notwithstanding anything to the contrary set forth in this
Section 1.4, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.4(a) through (d), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount that Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this
Section 1.4(e), a court of competent jurisdiction shall finally determine that Lender has received interest hereunder in excess of the Maximum Lawful Rate, Lender shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.7 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

          1.5  Fees.

(a) Borrower shall pay to Lender on the Closing Date a closing fee in the amount as specified in the Fee Letter, which fee shall be fully earned and non-refundable when paid. Borrower shall pay to Lender the additional fees at the times and in the manner specified in the Fee Letter.

(b) As additional compensation for Lender's Revolving Loan Commitment, Borrower shall pay to Lender, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrower's non-use of available funds (the "Unused Line Fee") in an amount equal to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Revolving Loan Commitment (as it may be reduced from time to time) and (y) the average for the period of the daily closing balance of the Revolving Loan outstanding during the period for which such Fee is due, provided, however, that in calculating the Unused Line Fee, the Revolving Loan Commitment as used in this Section 1.5(b) shall be deemed to be $25,000,000 until such time as the aggregate principal amount of all outstanding Revolving Loans exceeds $25,000,000 and, at all times thereafter, the Revolving Loan Commitment for purposes of this Section 1.5(b) shall be the full amount of the Revolving Loan Commitment as such term is defined in Annex A.

          1.6 Receipt of Payments. Borrower shall make each payment under this Agreement not later than 2:00 p.m. New York time on the day when due in immediately available funds in Dollars to the GE
Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the first Business Day following the Business Day on which immediately available funds therefor are received in the GE Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business
Day.

          1.7  Application and Allocation of Payments.

          (a) So long as no Default or Event of Default has occurred and is continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of Section 1.2(a); and (iii) mandatory prepayments shall be applied as set forth in Sections 1.2(c) and
(d). As to any other payment, and as to all payments made when a Default or Event of Default has occurred and is continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the Obligations as Lender may deem advisable notwithstanding any previous entry by Lender in the Loan Account or any other books and records. In the absence of a specific determination by Lender with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Lender's expenses reimbursable hereunder; (2) to interest on the Loans, ratably in proportion to the interest accrued as to each Loan; (3) to the outstanding principal balance of the Revolving
Loan; (4) to all other Obligations (other than Letter of Credit
Obligations and Other Secured Obligations) to the extent reimbursable under Section 11.3 in such order as the Lender may deem advisable; (5) to all Letter of Credit Obligations; and (6) to all Other Secured Obligations in such order as the Lender may deem advisable. In the event of any conflict between this
Section 1.7(a) and Section 1.7(a) of the Letter of Credit
Agreement, this Section 1.7(a) shall control for purposes of determining application and allocation of any payments received by the Lender hereunder.

(b) Lender is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time.
At Lender's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.
          1.8 Loan Account and Accounting. Lender shall maintain a loan account (the "Loan Account") on its books to record: all Revolving Credit Advances, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Lender's customary accounting practices as in effect from time to time.
The balance in the Loan Account, as recorded on Lender's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Lender by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Lender shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan
Account for the immediately preceding month. Unless Borrower notifies Lender in writing of any objection to any such accounting (specifically describing the basis for such objection), within 30 days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive on Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower.

          1.9  Indemnity.

          (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Lender and its Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives
(each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan
Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE
OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR,
ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER
PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR
INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY
BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED
OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER
TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

          1.10 Access. Borrower shall, during normal business hours, subject to Borrower's reasonable and customary safety, security and confidentiality policies and regulations, from time to time upon one (1) Business Day's prior notice: (a) provide Lender and any of its officers, employees and agents access to the properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Lender, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Lender, and its officers, employees and agents, to inspect, review and evaluate the Collateral of any Credit Party and to perform collateral appraisals and environmental reviews at Lender's discretion. Borrower and the Credit Parties shall be liable for all costs and expenses relating to any and all of the foregoing inspections, appraisals, evaluations or reviews conducted by Lender or any of its officers, employees and agents irrespective of whether or not any Default or Event of Default exists at the time of any such inspection, appraisal, evaluation or review. If a Default or Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by Lender, Borrower shall cause each such Credit Party to provide such access at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrower shall provide Lender with access to the suppliers and customers of each Credit Party. Borrower shall cause each Credit Party to make available to Lender and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Lender may request. Borrower shall cause each Credit Party to deliver any document or instrument necessary for Lender, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit
Party.

1.11 Taxes.
          (a) Any and all payments by Borrower hereunder or under the Note shall be made, in accordance with this Section 1.11, free and clear of and without deduction for any and all present or future
Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this
Section 1.11) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof. Lender shall not be obligated to return or refund any amounts received pursuant to this Section.

(b) Each Credit Party that is a signatory hereto shall indemnify and, within 10 days of demand therefor, pay Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.11) paid by Lender, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.
          1.12 Capital Adequacy; Increased Costs; Illegality.

          (a) If Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lender and thereby reducing the rate of return on Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by Lender pay to Lender additional amounts sufficient to compensate Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

(b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower by Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, Lender shall, to the extent not inconsistent with Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.12(b).
(c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless Lender is able to make or to continue to fund or to maintain such LIBOR
Loan at another branch or office of Lender without, in Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by Lender to Borrower (i) the obligation of Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to Lender, together with interest accrued thereon, unless Borrower, within 5 Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.
          1.13 Single Loan. All Loans to Borrower and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of the Collateral.

2.   CONDITIONS PRECEDENT

          2.1 Conditions to the Initial Loans to be made on the Closing Date. Lender shall not be obligated to make any Loan on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Lender, in Lender's sole discretion, or waived in writing by Lender:

          (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, each other Credit Party and Lender; and Lender shall have received such documents, instruments, agreements and legal opinions as Lender shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents (but excluding Loan Documents relating solely to the Second Group of Mortgaged Properties and the Third Group of Mortgaged Properties), including all those listed in the Closing Checklist, each in form and substance satisfactory to Lender.

(b) Approvals. Lender shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents (but excluding Loan Documents relating solely to the Second Group of Mortgaged Properties and the Third Group of Mortgaged Properties) or (ii) an officer's certificate in form and substance satisfactory to Lender affirming that no such consents or approvals are required.
(c) Payment of Fees. Borrower shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in the Fee Letter and in Section 1.5, and shall have reimbursed Lender for all fees, costs and expenses of closing presented as of the Closing Date.
(d) Borrowing Base Certificate. Lender shall have received the initial Borrowing Base Certificate, which shall be in form and substance satisfactory to Lender.
(e) Evidence of Notice of Direction and Related Consent. Lender shall have received a written consent from each Credit Party to the giving of a Notice of Direction (as such term is defined in the Letter of Credit Blocked Account Agreement) by Lender to the
Letter of Credit Blocked Account Bank, which notice shall direct the Letter of Credit Blocked Account Bank at all times on and after the Closing Date to transfer all funds on deposit in the Letter of Credit Blocked Account to the GE Collection Account.
Lender shall have received a written acknowledgement from the Letter of Credit Blocked Account Bank that it has received and will comply with the instructions set forth in the Notice of Direction described in the immediately preceding sentence.
(f) Evidence of Title Insurance Coverage. Lender shall have received evidence that Borrower has purchased title insurance coverage, in form and scope satisfactory to Lender, in a total amount of not less than $50,000,000 in respect of the First Group of Mortgaged Properties with an allocation on a per Mortgaged
Property basis to be acceptable to Lender in its sole discretion.
(g) Other Documents. Lender shall have received all of the agreements, instruments and other documents described on Annex B attached hereto, each in form and substance satisfactory to Lender in its sole discretion.
(h)  Opening Availability.  The First Group of Mortgaged
Properties shall satisfy the conditions to eligibility set forth in the definition of Eligible Mortgaged Properties and shall be sufficient in value, as determined by Lender, to provide Borrower with Borrowing Availability, before giving effect to the initial Revolving Credit Advance made to Borrower, of at least
$15,000,000.
          2.2 Conditions to Allow Loans to Exceed $15,000,000. Lender shall not be obligated to make any Revolving Credit Advances after the Closing Date, if after giving effect to any such Revolving Credit Advance the outstanding aggregate principal balance of the Revolving Loan would be greater than $15,000,000 but less than or equal to $25,000,000, unless (i) the Mortgaged Properties supporting such Revolving Credit Advances are within the First Group of Mortgaged Properties and the Second Group of Mortgaged Properties (and the $50,000,000 of title insurance obtained pursuant to Section 2.1(f) is modified to also cover the Second Group of Mortgaged Properties, by tie-in endorsement or in any other fashion acceptable to Lender, in its sole discretion) and satisfy all of the conditions to eligibility set forth in the definition of Eligible Mortgaged Properties, (ii) each of the conditions precedent set forth in Section 2.4 have been satisfied or waived in writing by the Lender, and (iii) the proceeds of the Revolving Credit Advances made pursuant to this Section 2.2 are disbursed in accordance with the Disbursement Direction Letter and used by the Borrower in accordance with Section 1.3(a) hereof.

2.3  Conditions to Allow Loans to Exceed $25,000,000.
Notwithstanding anything to the contrary in this Agreement, Lender shall not be obligated to make any Revolving Credit
Advances after the Closing Date, if after giving effect to any such Revolving Credit Advance (the "Subject Revolving Credit Advance"), the outstanding aggregate principal balance of the Revolving Loan would exceed $25,000,000, unless and until each of the following conditions have been satisfied or provided for in a manner satisfactory to Lender, in Lender's sole discretion, or waived in writing by Lender:
          (a) the Third Group of Mortgaged Properties supporting the initial Subject Revolving Credit Advance shall satisfy all of the conditions to eligibility set forth in the definition of Eligible Mortgaged Properties and shall be sufficient in value as of the proposed borrowing date relating to the initial Subject Revolving Credit Advance (the "Post-Closing Borrowing Date"), as determined by Lender, to provide Borrower with Borrowing Availability, after giving effect to the initial Revolving Credit Advance made to Borrower on the Closing Date, but before giving effect to the initial Subject Revolving Credit Advance, of at least
$25,000,000;

(b) The Post-Closing Borrowing Date shall be a date on or after November 30, 2001.
(c) On or prior to the initial Post-Closing Borrowing Date, each of the following conditions have been satisfied with respect to each of the Third Group of Mortgaged Properties:
               (i) each Credit Party shall have executed and delivered to Lender a Mortgage covering all of the Third Group of Mortgaged
Properties owned by such Credit Party, in proper form for recordation recorded in all places to the extent necessary to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on such Third Group of Mortgaged
Property in favor of Lender (or in favor of such other trustee as may be required or desired under local law) and otherwise in form and substance satisfactory to Lender;

(ii) each Credit Party shall have delivered to Lender current as-
built surveys, zoning letters (or zoning endorsements) and
certificates of occupancy for all of the Third Group of
Mortgaged Properties owned by such Credit Party, in each case satisfactory in form and substance to Lender, in its sole
discretion;
(iii)     each Credit Party shall have delivered to Lender
evidence that counterparts of all of the Mortgages referred to in clause (i) above of this Section 2.3(c) have been recorded in all places to the extent necessary to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on all of the Third Group of  Mortgaged Properties owned by such Credit
Party in favor of Lender (or in favor of such other trustee as may be required or desired under local law);
(iv) Credit Parties shall have delivered to Lender an opinion of counsel in each state in which the Third Group of  Mortgaged
Properties are located regarding the Mortgages on said properties in form and substance and from counsel satisfactory to Lender;
(v)  each of the Credit Parties shall have fully cooperated with
Lender by providing Lender and/or its consultants and agents with access to, and information concerning, all of the Third Group of
Mortgaged Properties as may be requested by Lender (or such
consultant or agent of Lender) and as may be necessary to ensure completion of Phase I Environmental Site Assessment Reports, consistent with American Society for Testing and Materials (ASTM)
Standard E 1527-94 and applicable state requirements, on all of the Third Group of  Mortgaged Properties, dated no more than 6 months prior to the Closing Date, prepared by environmental
engineers satisfactory to Lender, all in form and substance
satisfactory to Lender, in its sole discretion; and Credit
Parties shall have fully cooperated with Lender by providing
Lender and/or its consultants and agents with access to, and information concerning, all of the Third Group of Mortgaged
Properties as may be requested by Lender as may be necessary to ensure that Lender shall have further received such environmental review and audit reports, including Phase II reports, with
respect to any of the Third Group of  Mortgaged Properties as
Lender shall have requested, and Lender shall be satisfied, in its sole discretion, with the contents of all such environmental reports;
(vi) Credit Parties shall have delivered to Lender letters
executed by the environmental firms preparing the environmental reports referred to in Section 2.3(c)(v), in form and substance satisfactory to Lender, authorizing Lender to rely on such
reports; and
(vii)     Credit Parties shall have delivered to Lender fair
market value appraisals on all of the Third Group of  Mortgaged
Properties, each of which shall be in form and substance
satisfactory to Lender.
          (d) Evidence of Title Insurance Coverage. On or prior to the initial Post-Closing Borrowing Date, Lender shall have received evidence that Borrower has purchased title insurance coverage, in form and scope satisfactory to Lender, in a total amount of not less than $100,000,000 in respect of all of the Mortgaged
Properties (including, without limitation, the Third Group of
Eligible Properties) with an allocation on a per Mortgaged
Property basis to be acceptable to Lender in its sole discretion
 .

(e) On or prior to the initial Post-Closing Borrowing Date, EBITDA (as defined in Annex D) for the period of two consecutive
Fiscal Months most recently ended prior to such date was greater than the amount set forth below for such period:

          Period                    Minimum EBITDA

          Two consecutive Fiscal    $3,000,000
          Months ending on
          November 30, 2001

          Two consecutive Fiscal    $3,200,000
          Months ending on
          December 31, 2001

          Two consecutive Fiscal    -$4,000,000
          Months ending on January
          31, 2002

          Two consecutive Fiscal    -$5,800,000
          Months ending on
          February 28, 2002

          Two consecutive Fiscal    $3,900,000
          Months ending on March
          31, 2002


          (f) On or prior to the initial Post-Closing Borrowing Date, the average Laden Load Factor for CF Delaware for the period of two consecutive Fiscal Months most recently ended prior to such date shall be greater than the amount set forth below for such period:

          Period                    Minimum Laden
                                Load Factor (in Pounds)

          Two consecutive Fiscal    31,000
          Months ending on
          November 30, 2001

          Two consecutive Fiscal    31,120
          Months ending on
          December 31, 2001

          Two consecutive Fiscal    31,242
          Months ending on January
          31, 2002

          Two consecutive Fiscal    31,363
          Months ending on
          February 28, 2002

          Two consecutive Fiscal    31,363
          Months ending on March
          31, 2002


          (g) On or prior to the initial Post-Closing Borrowing Date, the average Gross LTL Rev/cwt for CF Delaware for the period of two consecutive Fiscal Months most recently ended prior to such date was greater than the amount set forth below for such period:



          Period                    Minimum Gross
                                    LTL Rev/cwt

          Two consecutive Fiscal    $19.97
          Months ending on
          November 30, 2001

          Two consecutive Fiscal    $19.78
          Months ending on
          December 31, 2001

          Two consecutive Fiscal    $19.73
          Months ending on January
          31, 2002

          Two consecutive Fiscal    $19.87
          Months ending on
          February 28, 2002

          Two consecutive Fiscal    $19.94
          Months ending on March
          31, 2002


          (h) On the initial Post-Closing Borrowing Date, Borrower shall have delivered to Lender (i) a supplement to Annex F which shall identify the Mortgaged Properties that Borrower proposes be included as Third Group of Mortgaged Properties (such supplement shall not be deemed to modify Annex F unless such supplement has been consented to by Lender in writing) and (ii) a certificate of the Chief Financial Officer of Borrower certifying that all of the conditions set forth in this Section 2.3 have been satisfied, which certificate shall contain detailed calculations demonstrating compliance with clauses (e), (f) and (g) of this
Section 2.3 and otherwise be in form and substance satisfactory to Lender.

(i) each of the conditions precedent set forth in Section 2.4 have been satisfied or waived in writing by the Lender.
          2.4 Further Conditions to Each Loan. Lender shall not be obligated to fund any Revolving Credit Advance, if, as of the date thereof:

          (a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; or

(b) any event or circumstance having a Material Adverse Effect has occurred since the date hereof; or
(c) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Revolving Credit Advance; or
(d) after giving effect to any Revolving Credit Advance, the outstanding principal amount of the Revolving Loan would exceed the lesser of the Borrowing Base and the Revolving Loan Commitment; or
(e) Borrower has failed to deliver to Lender a Borrowing Base Certificate, in form and substance satisfactory to Lender, as of the date of any requested borrowing.
The request and acceptance by Borrower of the proceeds of any Revolving Credit Advance shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrower that the conditions in this Section 2.3 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Lender's Liens pursuant to the Collateral Documents.

          2.5  Conditions Precedent for Partial Release of Mortgaged
Properties.   Upon the prior written consent of Lender, which
consent may not be unreasonably withheld by Lender, Borrower will be entitled to obtain a release of Lender's Liens in any one or more of the Mortgaged Properties under the applicable Mortgage or Mortgages provided that prior to such release Borrower satisfies each and every of the conditions precedent for such release stated in Annex G hereto and makes any payments required under such Annex G with respect to such release.

3.   REPRESENTATIONS AND WARRANTIES

          To induce Lender to make the Loans, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

          3.1  Corporate Existence; Compliance with Law.  Each Credit Party
(a) is a corporation, limited liability company or a limited partnership duly formed, validly existing and in good standing under the laws of its jurisdiction of formation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material
Adverse Effect; (c) has the requisite corporate, company or partnership power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding
Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (e) is in compliance with its charter and by-laws; and (f) subject to specific representations set forth herein regarding ERISA, Environmental
Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.2 Executive Offices; FEIN. As of the Closing Date, the current location of each Credit Party's chief executive office and principal place of business is set forth in the Disclosure
Schedule (3.2), and except as set forth in such Schedule none of such locations have changed within the twelve (12) months preceding the Closing Date. In addition, the Disclosure Schedule
(3.2) lists the federal employer identification number and organizational identification number of each Credit Party.
3.3 Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's corporate, limited liability company or partnership power; (b) have been duly authorized by all necessary or proper corporate, company, partnership, shareholder or membership action, as applicable; (c) do not contravene any provision of such Person's charter, bylaws or other constitutive documents; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Lender pursuant to the Loan Documents and the Letter of Credit
Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(b), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Credit Party thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally.
3.4  Financial Statements.  All Financial Statements concerning
Borrower and its Subsidiaries which have been delivered to Lender have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.
3.5  Material Adverse Effect.  Between December 31, 2000 and the
Closing Date, (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted which, in any case, has had or could reasonably be expected to have a Material Adverse Effect, (c) except for the defaults, if any, under the Existing Credit Agreement and the Participation Agreement, in each case as disclosed on Disclosure
Schedule (3.5), no Credit Party is in default under any loan agreement, indenture, note or bond evidencing any obligations of such Credit Party, and (d) no Credit Party is in default and to the best of Borrower's knowledge no third party is in default under any contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between December 31, 2000 and the
Closing Date no event has occurred, which alone or together with other events, could reasonably be expected to have a Material
Adverse Effect.
3.6 Ownership of Property; Liens. Each Credit Party has good and marketable title to, or valid leasehold interests in, all of its properties and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental
Laws) other than Permitted Encumbrances.
3.7 Labor Matters. As of the Closing Date and except as disclosed on Disclosure Schedule (3.7) (a) no strikes, lockouts or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit
Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure
Schedule (3.7), no Credit Party is a party to or bound by any collective bargaining agreement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) shall be delivered upon request to Lender); (e) to the knowledge of the Executive Officers of Borrower there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees;
(f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor
Relations Board, and to the knowledge of the Executive Officers of Borrower no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual, except in the case of the matters described in clause (b), (c) and (g) above, for such failures to comply or pay that could not reasonably be expected to result individually or in the aggregate in a liability of the Credit Parties in excess of $5,000,000.
3.8  Ventures, Subsidiaries and Affiliates; Outstanding Stock and
Indebtedness. Except as set forth in Disclosure Schedule (3.8), no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person under which such Credit Party is liable for any debts or liabilities of such Person, or as of the Closing Date is an Affiliate of any other
Person. Borrower shall provide Lender with written notice, promptly upon its learning thereof, of each Person who becomes an Affiliate of the Borrower after the Closing Date. All of the issued and outstanding Stock of each Credit Party is owned by each of the stockholders and in the amounts set forth on Disclosure Schedule (3.8). Except as set forth in Disclosure
Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness of each Credit Party (other than the Obligations) as of the Closing Date is described in Section 6.3
(including Disclosure Schedule (6.3)).
3.9 Government Regulation. No Credit Party is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the
Federal Power Act, as amended, or any other federal or state statute that restricts or limits its ability to incur
Indebtedness or to perform its obligations hereunder. The making of the Loans by Lender to Borrower, the application of the proceeds thereof and repayment thereof will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.
3.10 Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin
Stock, with a value, in the aggregate, in excess of one percent
(1%) of such Credit Party's gross assets and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve
Board. No Credit Party will take or permit to be taken any action which might cause any Loan Document to violate Regulation
T, U or X of the Federal Reserve Board.
3.11 Taxes. All material tax returns, reports and statements, including information returns, required by any Governmental
Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such with Borrower have been timely paid to the respective Governmental Authorities except for such amounts that in the aggregate for all Credit
Parties combined would not at any time exceed $1,000,000.
Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable
Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.11), no Credit Party has executed or filed with the IRS or any other
Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Except as described on Disclosure
Schedule (3.11), none of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any written agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing
Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material
Adverse Effect.
3.12 ERISA. (a) Disclosure Schedule (3.12) lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and
Retiree Welfare Plans other than any Plans maintained by a labor union. Except with respect to Multiemployer Plans and Plans maintained by a labor union, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, or has been submitted for such a determination, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA and no Credit Party or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section
412 of the IRC or Section 302 of ERISA or the terms of any such Plan, except for any such failures which individually or in the aggregate, together with the aggregate amount of any liability of the type described in Section 3.12(b) and the aggregate amount of any liability of the type described in the last sentence of this
Section 3.12(a), could not reasonably be expected to result in a liability of the Credit Parties individually or in the aggregate of $10,000,000 or more. No Credit Party or ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject any Credit Party to a tax on prohibited transactions imposed by
Section 4975 of the IRC, except for such prohibited transactions, which individually or in the aggregate, together with the aggregate amount of any liability of the type described in
Section 3.12(b) and in the immediately preceding sentence, could not reasonably be expected to result in a liability of the Credit
Parties individually or in the aggregate of $10,000,000 or more.
          (b) Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA
Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan;
(v) within the last five years no Title IV Plan with Unfunded
Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency; except for any such liability under this Section 3.12(b) which individually or in the aggregate, together with the aggregate amount of any liability of the type described in the penultimate sentence and the last sentence of Section 3.12(a), could not reasonably be expected to result in a liability of the Credit Parties individually or in the aggregate of $10,000,000 or more.

          3.13 No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) which challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or, to the knowledge of any Credit Party, threatened which seeks damages in excess of $10,000,000 or injunctive relief (other than injunctive relief relating to labor practices, which, together with all such other injunctions, could not be reasonably expected to have a Material Adverse Effect) or alleges criminal misconduct of any Credit Party.

3.14 Brokers. No broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Loans or the related transactions, and no Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.
3.15 Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. Except as set forth in Disclosure Schedule (3.15), each Credit Party conducts its business and affairs without known infringement of or interference with any Intellectual Property of any other Person.
3.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any Financial Statements, any Borrowing Base Certificate, any Collateral reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.
3.17 Environmental Matters. Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities that could reasonably be expected to exceed $10,000,000 or, to the extent such matter affects any of the Collateral, $500,000; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to exceed $10,000,000 or, to the extent such matter affects any of the Collateral, $500,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to exceed $10,000,000 or, to the extent such matter affects any of the Collateral, $500,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $10,000,000 or, to the extent such matter affects any of the Collateral, $500,000, and no Credit Party has permitted any current or former tenant or occupant of real estate owned by such Credit Party to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material which seeks damages, penalties, fines, costs or expenses in excess of $10,000,000 or, to the extent such matter affects any of the Collateral, $500,000, or injunctive relief, or which alleges criminal misconduct by any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Lender copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.
3.18 Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.
3.19 Solvency. Both before and after giving effect to (a) the making of the Loans on the Closing Date or such other date as any of the Loans requested hereunder are made, and (b) payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is Solvent.


4.   FINANCIAL STATEMENTS AND INFORMATION

          4.1  Reports and Notices.

          (a) Borrower hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver (or cause to be delivered) to Lender copies of all of the financial statements, notices and other documents and information at the times and in the manner set forth in Annex C.

(b)  The Borrower hereby agrees that, from and after the Closing
Date and until the Commitment Termination Date, it shall deliver or cause to be delivered to Lender such other reports, statements and reconciliations with respect to the Collateral as Lender shall from time to time request in its reasonable discretion.
          4.2 Communication with Accountants. Borrower authorizes Lender to communicate directly with its independent certified public accountants including Arthur Andersen LLP, and authorizes and shall instruct those accountants and advisors to disclose and make available to Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party, provided, however, in the absence of a Default or an Event of Default, the Lender shall give not less than (5) Business Days' notice to Borrower prior to scheduling any meeting or other material communication with such independent certified public accountants.
Such notice shall contain the date, time, location and other pertinent logistical information regarding any such meeting or other material communication, as well as an agenda for such meeting or other material communication.

5.   AFFIRMATIVE COVENANTS

          Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

          5.1 Maintenance of Existence and Conduct of Business. Except as permitted by Section 6.1 or 6.14, each Credit Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, company or limited partnership existence as applicable, and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with such Credit Party's current practices; and transact business only in such corporate and trade names as are set forth in the disclosure schedules to the Security Agreement.

5.2 Payment of Obligations. (a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly when due (A) all Charges payable by it or imposed upon it, its income and profits, or any of its property
(real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise (other than in the case of this clause
(B) current liabilities incurred in the ordinary course of business).
          (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges described in
Section 5.2(a); provided, (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP, (ii) no Lien shall be imposed to secure payment of such Charges that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to a material risk of forfeiture or loss as a result of such contest, (iv) such Credit Party shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met, and (v)
Lender has not advised Borrower in writing that Lender reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

          5.3 Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements.

5.4 Insurance; Damage to or Destruction of Collateral. (a) The Credit Parties shall, at their sole cost and expense, maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which each Credit Party operates. Notwithstanding the foregoing, the Credit Parties may maintain a plan or plans of self-insurance to such extent and covering such risks as is usual for companies of similar size engaged in the same or similar businesses and owning similar properties. Each Credit Party shall also furnish upon the request of the Lender (A) a certificate of each Credit Party's insurance broker or other insurance specialists stating that all premiums then due on the policies relating to insurance on the Collateral have been paid, that such policies are in full force and effect and that such insurance coverage and such policies comply with all the requirements of this subsection and
(B) details of such plan or plans of self-insurance. Each of the insurance policies required under this subsection shall provide that it shall not be terminated or cancelled nor shall any such policy be materially changed without at least 30 days' prior written notice to the appropriate Credit Party and, in the case of general liability and property policies, Lender. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Lender may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Lender deems advisable. Lender shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Lender shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Lender and shall be additional Obligations hereunder secured by the Collateral.
          (b) Lender reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Lender's opinion, adequately protect both Lender's interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Lender, each Credit Party shall deliver to Lender from time to time a report of a reputable insurance broker, satisfactory to Lender, with respect to its insurance policies.

          (c) Each Credit Party shall deliver to Lender, in form and substance reasonably satisfactory to Lender, endorsements to
(i) all "All Risk" insurance naming Lender as loss payee, (ii) all general liability policies naming Lender as additional insured, and (iii) fire and other casualty insurance policies in respect of the Mortgaged Properties naming Lender as additional insured and loss payee. Each Credit Party irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $250,000, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making and settling claims under such "All Risk" policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance. Lender shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower shall promptly notify Lender of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Lender in the collection or handling thereof, Lender may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.2(d), or permit or require such Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $250,000 in the aggregate, Lender shall permit such Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Lender may apply such insurance proceeds to the Obligations in accordance with Section 1.2(d). All insurance proceeds that are to be made available to Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Lender to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Lender shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. All insurance proceeds made available to any Credit Party (other than Borrower) to replace, repair, restore or rebuild collateral shall be deposited in a cash collateral account pledged to Lender. Thereafter, such funds shall be made available to the applicable Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows:
(i) Borrower shall request a Revolving Credit Advance or a release from the cash collateral account in the amount requested to be released; (ii) so long as the conditions set forth in Sections 2.2 and 2.3 have been met, Lender shall make such Revolving Credit Advance or Lender shall release such funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.2(d).

          5.5 Compliance with Laws. Each Credit Party shall comply with all federal, state, local, and foreign laws and regulations applicable to it, including those relating to licensing, ERISA and labor matters and Environmental Laws and Environmental
Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.6 Supplemental Disclosure. From time to time as may be requested by Lender (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit
Parties shall supplement each disclosure schedule attached hereto or attached to the Security Agreement, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or as an exception to such representation or which is necessary to correct any information in such disclosure schedule or representation which has been rendered materially inaccurate thereby (and, in the case of any supplements to any disclosure schedule, such disclosure schedule shall be appropriately marked to show the changes made therein);
provided that (a) no such supplement to any such disclosure schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Lender in writing; (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date; and (c) the applicable disclosure schedule shall be deemed to be modified by such supplement to the extent and only to the extent that such supplement has been consented to by Lender in writing.
5.7 Intellectual Property. Each Credit Party will conduct its business and affairs without knowing and willful infringement of or interference with any Intellectual Property of any other
Person in any material respect.
5.8 Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its real estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real
Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Lender promptly after such Credit Party becomes aware of any violation of Environmental
Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any real estate which is reasonably likely to result in Environmental Liabilities in excess of $10,000,000 or, to the extent such matter affects any of the Collateral, $500,000; and (d) promptly forward to Lender a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental
Liabilities in excess of $10,000,000 or, to the extent such matter affects any of the Collateral, $500,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If
Lender at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental
Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon
Lender's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower's expense, as Lender may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms acceptable to Lender and shall be in form and substance reasonably acceptable to Lender, and (ii) permit Lender or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Lender deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Lender for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.
5.9  Further Assurances.  Each Credit Party executing this
Agreement agrees that it shall and shall cause each other Credit
Party to, at such Credit Party's expense and upon request of Lender, duly execute and deliver, or cause to be duly executed and delivered, to Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Lender to carry out more effectively the provisions and purposes of this Agreement or any other Loan
Document. Notwithstanding anything herein to the contrary, no Credit Party shall be required to deliver any warehouse receipts or bills of lading to Lender unless requested by the Lender in writing at a time when a Default or Event of Default is then in existence.
5.10 Additional Subsidiary Guarantors. Promptly (and in any event within five (5) Business Days) after the creation or acquisition of any Domestic Subsidiary of Borrower (other than the Receivables Subsidiary), Borrower shall cause to be executed and delivered, (i) by such new Domestic Subsidiary, a supplement to the Subsidiary Guaranty in substantially the form of Schedule
1 to the Subsidiary Guaranty, (ii) by such new Subsidiary, an Acknowledgement to the Security Agreement in substantially the form of Exhibit B to the Security Agreement, and (iii) such other related documents (including closing certificates and legal opinions) as Lender may reasonably request, all in form and substance reasonably satisfactory to Lender.
5.11 Certain Covenants Relating to the Collateral.  The Credit
Parties shall cause the following requirements to be fulfilled with respect to each of the Mortgaged Properties to the extent such requirements have not been fulfilled pursuant to Annex B or
Section 2.3.
          (a) By no later than November 2, 2001, each Credit Party shall have (i) executed and delivered to Lender a Mortgage covering all of the Second Group of Mortgaged Properties, in proper form for recordation recorded in all places to the extent necessary to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on such Second Group of Mortgaged
Property in favor of Lender (or in favor of such other trustee as may be required or desired under local law) and otherwise in form and substance satisfactory to Lender, (ii) delivered to Lender evidence that counterparts of all of the Mortgages referred to in clause (i) above of this Section 5.11(a) have been recorded in all places to the extent necessary to create a valid and enforceable first priority lien (subject to Permitted
Encumbrances) on all of the Second Group of Mortgaged Property owned by such Credit Party in favor of Lender (or in favor of such other trustee as may be required or desired under local law), (iii) delivered to Lender an opinion of counsel in each state in which any of the Second Group of Mortgaged Property is located regarding the Mortgages on such properties in form and substance and from counsel satisfactory to Lender, (iv) fully cooperated with Lender by providing Lender and/or its consultants and agents with access to, and information concerning, all of the Second Group of Mortgaged Properties as may be requested by Lender (or such consultant or agent of Lender) and as may be necessary to ensure completion by November 2, 2001 of Phase I
Environmental Site Assessment Reports, consistent with American
Society for Testing and Materials (ASTM) Standard E 1527-94 and applicable state requirements, on all of the Second Group of Mortgaged Properties, dated no more than 6 months prior to the Closing Date, prepared by environmental engineers satisfactory to Lender, all in form and substance satisfactory to Lender, in its sole discretion; and (v) fully cooperated with Lender by providing Lender and/or its consultants and agents with access to, and information concerning, all of the Second Group of Mortgaged Properties as may be requested by Lender (or such consultant or agent of Lender) and as may be necessary to ensure delivery to Lender by no later than November 2, 2001 of letters executed by the environmental firms preparing the environmental reports referred to in clause (iv) of this Section 5.11(a), in form and substance satisfactory to Lender, authorizing Lender to rely on such reports.

(b) By no later than November 9, 2001, each Credit Party shall have (i) executed and delivered to Lender a Mortgage covering all of the Third Group of Mortgaged Properties, in proper form for recordation in all places to the extent necessary to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on such Third Group of Mortgaged Property in favor of Lender (or in favor of such other trustee as may be required or desired under local law) and otherwise in form and substance satisfactory to Lender, provided that such Mortgages shall not be recorded by Lender until such time as (x) Borrower has made a request for a Revolving Credit Advance which if made would result in the aggregate outstanding principal balance of all Revolving Credit Advances exceeding $25,000,000 and (y) all of the conditions set forth in Section 2.3 (other than the condition requiring recordation of said Mortgage) have been satisfied in full or waived by the Lender in writing, (ii) delivered to Lender an opinion of counsel in each state in which any of the Third Group of Mortgaged Property is located in form and substance and from counsel satisfactory to Lender, (iii) fully cooperated with Lender by providing Lender and/or its consultants and agents with access to, and information concerning, all of the Third Group of Mortgaged Properties as may be requested by Lender (or such consultant or agent of Lender) and as may be necessary to ensure completion by November 9, 2001 delivered to Lender Phase I Environmental Site Assessment Reports, consistent with American Society for Testing and Materials (ASTM) Standard E 1527-94 and applicable state requirements, on all of the Third Group of Mortgaged Properties, dated no more than 6 months prior to the Closing Date, prepared by environmental engineers satisfactory to Lender, all in form and substance satisfactory to Lender, in its sole discretion; and (iv) fully cooperated with Lender by providing Lender and/or its consultants and agents with access to, and information concerning, all of the Third Group of Mortgaged Properties as may be requested by Lender (or such consultant or agent of Lender) and as may be necessary to ensure delivery to Lender by no later than November 9, 2001 of letters executed by the environmental firms preparing the environmental reports referred to in clause (iii) of this Section 5.11(b), in form and substance satisfactory to Lender, authorizing Lender to rely on such reports.
(c) (i) By no later than November 9, 2001, each Credit Party shall have delivered to Lender commitments for title insurance coverage, in form and scope satisfactory to Lender, in a total amount of not less than $100,000,000 for all of the Mortgaged Properties with an allocation on a per Mortgaged Property basis to be acceptable to Lender in its sole discretion; and Borrower shall, by one Business Day prior to the Post-Closing Borrowing Date, purchase such title insurance coverage and deliver to Lender, evidence of same acceptable to Lender.
(d)  By no later than November 23, 2001, the Borrower shall have
(i) delivered to Lender current as-built surveys, zoning letters (or zoning title endorsements) and certificates of occupancy with respect to all of the Mortgaged Properties, in each case satisfactory in form and substance to Lender, in its sole discretion, and (ii) delivered to Lender updated fair market value appraisals with respect to all of the Mortgaged Properties, each of which shall be in form and substance satisfactory to Lender.
(e) Each Credit Party agrees that at any time on and after the Closing Date Lender shall be entitled to obtain, at such Credit Party's sole cost and expense, (i) one or more updated written fair market value appraisal reports and current as-built surveys in respect of any of the Mortgaged Properties prepared by an independent real estate appraiser and surveyor, as the case may be, satisfactory to Lender, and (ii) such environmental review and audit reports, including Phase II reports, with respect to any of the Mortgaged Properties as Lender shall request, in each case, in form and substance satisfactory to Lender; provided that Lender shall not be entitled to obtain or request any of the items described in clauses (i) or (ii) above unless Lender believes in its reasonable credit judgment that either (x) a Default or Event of Default has occurred and is continuing, or
(y) any of the information pertaining to the Mortgaged Properties contained in any prior appraisal or environmental report may be inaccurate or outdated in any material respect. Each Credit Party shall cooperate with Lender in obtaining all such environmental review and audits, updated appraisal reports and surveys, including, without limitation, granting access to the Mortgaged Properties to Lender and its agents, consultants and representatives, and causing to be done such further acts as may be necessary or proper in the reasonable opinion of Lender to carry out more effectively the provisions and purposes of this
Section 5.11(d).
(f) Notwithstanding anything in Section 5.11 to the contrary, should the Credit Parties be unable, despite good faith efforts, to satisfy the environmental, title or opinion criteria set forth in this Section 5.11 regarding any Mortgaged Property intended to be included in the Second Group of the Mortgaged Properties or the Third Group of Mortgaged Properties, the Credit Parties (i) shall be obligated, in the case of the Second Group of Mortgaged Properties, to provide other Mortgaged Properties for inclusion in such groups, which properties shall be subject to Lender's approval, in its sole discretion, and (ii) may, in the case of the Third Group of Mortgaged Properties, provide other Mortgaged Properties for inclusion in such groups, which properties shall be subject to Lender's approval, in its sole discretion.

6.   NEGATIVE COVENANTS

          Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

          6.1 Mergers, Subsidiaries, Etc. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, provided, however, that Borrower may form a new Domestic Subsidiary to be known as "CF MovesU.com
Incorporated" so long as Borrower timely complies with all of the requirements set forth in Section 5.10 relating thereto or (b) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person; provided that the provisions of this Section
6.1 shall not prohibit (i) the formation of the Receivables
Subsidiary, (ii) the merger, consolidation or other combination of any Subsidiary of Borrower (other than the Receivables
Subsidiary) with Borrower or any other Credit Party (other than the Receivables Subsidiary) so long as (A) in the case of any merger, consolidation or other combination involving the Borrower, the Borrower is the surviving entity (B) in the case of any merger, consolidation or other combination involving CF
Delaware, CF Delaware is the surviving entity and (C) in the case of any merger, consolidation or other combination involving any Credit Party (other than the Borrower or CF Delaware), a Credit
Party is the surviving entity or the Target becomes a wholly-owned Subsidiary of a Credit Party and complies with the requirements of Section 5.10, or (iii) the sale of all or substantially all of the assets or capital stock of any Subsidiary of Borrower (other than CF Delaware or the Receivables
Subsidiary) to Borrower or any other Subsidiary of Borrower
(other than the Receivables Subsidiary or any of the Foreign
Subsidiaries), or (iv) the sale or contribution of CF Delaware's
Receivables Assets pursuant to the Receivables Sale and Contribution Agreement.

          Notwithstanding the foregoing, any Credit Party, may acquire all or substantially all of the assets or capital Stock of any Person (the "Target") (in each case, a "Permitted
Acquisition") subject to the satisfaction of each of the following conditions:

          (i) the Lender shall have received at least 30 days' prior written notice of the proposed Permitted Acquisition;

          (ii) the business acquired shall only be of the type engaged by the Borrower or its Subsidiaries or such other business as may be reasonably related thereto,

          (iii) the Permitted Acquisition shall be consensual and approved by the Target's Board of Directors;

          (iv) the Acquisition Price payable in connection with such Permitted Acquisitions, together with the aggregate
Acquisition Price paid in connection with all other Permitted
Acquisitions consummated during the Fiscal Year, shall not exceed
$25,000,000;

          (v)  the business and assets acquired in such Permitted
Acquisitions shall be free and clear of all Liens (other than Permitted Encumbrances);

          (vi) (A) in the case of any merger, consolidation or other combination involving the Borrower, the Borrower is the surviving entity (B) in the case of any merger, consolidation or other combination involving CF Delaware, CF Delaware is the surviving entity and (C) in the case of any merger, consolidation or other combination involving any Credit Party (other than the Borrower or CF Delaware), a Credit Party is the surviving entity or the Target becomes a wholly-owned Subsidiary of a Credit Party and complies with the requirements of Section 5.10;

          (vii) the Lender shall have received a proforma balance sheet and income statement and cash flow statement of the Borrower and its Subsidiaries ("Acquisition ProForma") based on the most recent financial statements which shall be complete and shall fairly present the financial condition of the Borrower and its Subsidiaries taking into account such Permitted Acquisition, and such Acquisition ProForma shall reflect that (A) the average aggregate daily Excess Liquidity for the 60 day period preceding the consummation of such Permitted Acquisition would have exceeded $25,000,000 on a proforma basis and (B) after giving effect to such acquisition, Borrower would have been in compliance with the required financial covenants for the four quarter period reflected in the compliance certificate most recently delivered to Lender prior to the consummation of the proposed acquisition;

          (viii) the Lender shall have received a balance sheet and income statement and cash flow statement projections of the Borrower and its Subsidiaries, which shall reflect that such average aggregate daily Excess Liquidity, after giving effect to payment of accounts payable (including those assumed in connection with such Permitted Acquisition) consistent with past practices, of at least $25,000,000 shall continue for at least 60 days after the consummation of such Permitted Acquisition;

          (ix) no additional indebtedness, guaranteed indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of such Credit Party and Target after giving effect to such Permitted Acquisition, except (A) ordinary course trade payables and accrued expenses (to the extent of current assets being acquired of the Target), (B) unsecured indebtedness of the Target (to the extent no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition) and (C) other Indebtedness incurred by a Credit Party in connection with such acquisition to the extent such Indebtedness is expressly permitted to be incurred under Section 6.3;

          (x) the Lender shall have received a draft copy of the acquisition agreement and within one Business Days after consummation of such acquisition a copy of the final acquisition agreement; and

          (xi) at the time and after giving effect to such Permitted Acquisition, no Default or Event of Default shall have occurred and be continuing.

          Notwithstanding anything herein to the contrary, the requirements of clauses (i), (vii) and (viii) above shall not apply to any acquisition made in any particular Fiscal Year if the sum of the Acquisition Price payable in connection therewith plus the aggregate Acquisition Prices payable in connection with all other acquisitions by any Credit Parties made in such Fiscal Year without compliance with such clauses (i), (vii) and (viii) does not exceed $2,500,000.

          6.2 Investments; Reimbursement Obligations and Advances. Except as otherwise expressly permitted by this Section 6.2, no Credit
Party shall make or permit to exist any Investment in any Person, except that (a) each Credit Party may maintain its Investments as of the Closing Date in Persons other than Subsidiaries described on Disclosure Schedule (6.2); (b) each Credit Party may hold
Investments comprised of notes payable, or stock or other securities issued by Account Debtors to Credit Party pursuant to negotiated agreements with respect to settlement of such Account
Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Credit Party does not exceed $1,000,000; (c) (i) each Credit Party may maintain its existing Investments in its respective Subsidiaries as of the Closing Date, (ii) any Credit Party may make additional
Investments after the Closing Date to any Domestic Subsidiary, provided that such Domestic Subsidiary has become a Subsidiary
Guarantor as required under this Agreement and (iii) Credit
Parties may invest up to $1,000 in a new Domestic Subsidiary to be known as "CF MovesU.com Incorporated" prior to the date such Subsidiary becomes a Subsidiary Guarantor hereunder; (d) loans and advances made to customers, vendors and employees of any Credit Party in the ordinary course of business in an aggregate outstanding principal balance for all such loans and advances not to exceed at any time $1,000,000; (e) so long as no Default or Event of Default shall have occurred and be continuing any Credit
Party may make other Investments, in (i) marketable direct obligations issued or unconditionally guaranteed by the United
States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either
Standard & Poor's Rating Group or Moody's Investors Service,
Inc., (iii) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv) time deposits, maturing no more than 30 days from the date of creation thereof with A
Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above; (f) CF Delaware may make capital contributions to Receivables Subsidiary; (g) after the Closing Date each Credit
Party may make Investments in one or more Foreign Subsidiaries and Designated Entities provided that (i) no Event of Default has occurred and is continuing or would result from such Investment in a Foreign Subsidiary or Designated Entity and (ii) the sum of the (A) aggregate net amount of Investments made after the Closing Date by all Credit Parties in such Foreign Subsidiaries and Designated Entities plus (B) all Guaranteed Indebtedness covered by Section 6.6(f) does not, and would not as a result of such Investment, exceed $8,000,000 at any time, provided that for purposes of determining the net amount of Investments in Foreign
Subsidiaries at any one time under this clause (g), all cash dividends or distributions received by the Credit Parties from any Foreign Subsidiary after the Closing Date and the outstanding principal balance of any Indebtedness owing by such Credit Party to such Foreign Subsidiary at such time shall be deducted from the amount of the Investments made by the Credit Parties after the Closing Date; (h) each Credit Party may acquire interests in other Persons to the extent permitted by Section 6.1 or make loan or advances to other Affiliates to the extent permitted by
Section 6.4; and (i) any Credit Party may make loans to another
Credit Party so long as such loans are evidenced by one or more promissory notes and such loans are expressly subordinated to the Obligations in form and substance satisfactory to Lender.

6.3 Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication)
(a) the Reimbursement Obligations and the other Obligations, (b) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (c) existing Indebtedness described in Disclosure Schedule (6.3), (d) Indebtedness owing under the Receivables Funding Documents, (e) Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by any Credit Party in the ordinary course of business, (f) Guaranteed Indebtedness permitted by
Section 6.6, (g) intercompany loans by Borrower or any of its Subsidiaries to a Credit Party, provided that such loans are expressly subordinated to the Obligations pursuant to written terms in form and substance satisfactory to Lender, (h) Indebtedness of Credit Parties consisting of Investments permitted under Section 6.2, (i) Indebtedness secured by Liens to the extent permitted by Section 6.7(b) or (c), (j) the CFRM Secured Debt, (k) the Vancouver Secured Debt, (l) the Additional Secured Debt, (m) the Term Debt and the Sale-Leaseback Debt, provided that the entire Net Proceeds from each of the Term Debt and the Sale-Leaseback Debt are immediately upon receipt by Borrower (i) applied by Borrower to the repayment of Borrower's outstanding Letter of Credit Obligations with respect to any outstanding drawings under Letters of Credit and/or (ii) distributed to the Receivables Subsidiary for immediate application to the repayment of the outstanding Receivables Advances, and (n) any extensions, renewals, amendments or refinancings of any of the foregoing Indebtedness which, in the case of any of the Indebtedness described in clauses (c), (i),
(j), (k), (l) or (m) above does not have the effect of increasing the principal amount thereof above any applicable limit provided herein or changing the amortization or final maturity date thereof (other than to extend the same), provided that (i) the aggregate outstanding principal amount of the Term Debt, the Sale-Leaseback Debt (which for purposes hereof shall be the imputed principal amount thereof), the Vancouver Secured Debt and the Additional Secured Debt may not exceed $125,000,000 (or, in the event that the Vancouver Property is leased by Borrower or its Subsidiaries, plus the excess of the capitalized value of such lease over the Net Proceeds of such lease) at any one time, and
(ii) each of the Vancouver Secured Debt, the Additional Secured Debt, the Sale-Leaseback Debt and the Term Debt may only be incurred if, at the time of and after giving effect to the incurrence of any such Indebtedness, (A) no Default or Event of Default shall exist, and (B) the Borrower shall be in compliance with the minimum Fixed Charge Coverage Ratio covenant set forth in part (a) of Annex D for the Adjusted Rolling Period (defined below) as determined on a pro forma basis such that (I) the subject Indebtedness to be incurred shall be deemed to have been incurred on the first day of such Adjusted Rolling Period, (II) EBITDA, cash taxes and Fixed Charges of the Borrower and its Subsidiaries for the Testing Quarter (defined below) shall be determined based upon financial projections of the Borrower delivered to Lender on or immediately prior to the date of incurrence of such Indebtedness, which projections Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and as of the date of delivery of such projections reflect Borrower's good faith and reasonable estimates of the future financial performance of Borrower and its Subsidiaries for the Testing Quarter after giving effect to such Indebtedness on a pro forma basis, and
(III) such projections and the assumptions used in preparing the same are subject to approval by the Lender and such approval shall not be unreasonably withheld or delayed. As used herein, the term "Adjusted Rolling Period" shall mean and include the three (3) Fiscal Quarters immediately preceding the Fiscal
Quarter in which the subject Indebtedness is incurred (the "Testing Quarter") together with the Testing Quarter.
6.4 Employee Reimbursement Obligations and Affiliate Transactions. Except as otherwise expressly permitted in this
Section 6.4 with respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except for transactions (i) in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party, (ii) pursuant to and in accordance with the terms of the Receivables Funding Documents, or (iii) intercompany loans to Credit Parties to the extent expressly permitted under Section 6.3.
6.5 Capital Structure and Business. No Credit Party shall (a) make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described on Disclosure Schedule (3.8), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, except for the issuance by Borrower of shares of its Stock so long as such Stock is not subject to any mandatory redemption provisions and the issuance thereof would not result in a Change of Control or
(c) amend its charter or bylaws in a manner which would adversely affect Lender or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.
6.6 Guaranteed Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) for the Obligations, (b) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (c) any Guaranteed Indebtedness under the Receivables Funding Documents, (d) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement, (e) for Guaranteed Indebtedness existing on the date of this Agreement and listed on Disclosure Schedule (6.6), and (f) Indebtedness of Foreign Subsidiaries so long as the sum of the aggregate outstanding principal amount of all such Guaranteed Indebtedness together with the aggregate net amount of all Investments made by any Credit Parties after the Closing Date in Foreign Subsidiaries and Designated Entities pursuant to (and determined in accordance with) Section 6.2(g) would not exceed $8,000,000 at any time.
6.7 Liens. No Credit Party shall create, incur, assume or permit to exist Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure
Schedule (6.7); (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to equipment and fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $10,000,000 during any Fiscal Year for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt or Capital Lease and such Indebtedness is incurred within twenty
(20) days following such purchase and does not exceed 100% of the purchase price of the subject assets); (d) Liens on the Vancouver Property securing the Vancouver Secured Debt, provided that on or before the attachment of such Liens, Borrower has delivered to Lender a mortgagee waiver (or a landlord waiver if the Vancouver Secured Debt constitutes a Capital Lease Obligation), duly executed by the applicable mortgagee (or landlord if the Vancouver Secured Debt constitutes a Capital Lease Obligation), and in form and substance reasonably satisfactory to Lender, and provided that such Liens shall not attach to any of the Collateral; (e) Liens (whether by conventional mortgage or sale-leaseback or otherwise) on any real estate or equipment owned by any Credit Party securing the Additional Secured Debt provided that such Liens do not attach to any of the Collateral, and Liens (whether by conventional mortgage or sale-leaseback or otherwise) on any real estate owned by the Borrower securing the Term Debt or the Sale-Leaseback Debt provided that such Liens do not attach to any Collateral and attach only to the real estate that is the subject of such transaction, and (f) Liens securing the CFRM
Debt, provided that such Liens shall not attach to any of the Collateral. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Lender as additional collateral for the Obligations, except (i) operating leases, (ii) Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto and (iii) the Receivables Funding Documents and the Intercreditor Agreement.
6.8 Sale of Stock and Assets. Except as otherwise expressly permitted in this Agreement, no Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts, other than (a) any sale or disposition of personal property (other than personal property constituting Collateral) in the ordinary course of business, (b) any sale of assets (other than assets constituting Collateral) pursuant to a transaction permitted by Section 6.1, (c) sales of real estate for fair market value in exchange for similar property complying with Section 1031 of the Internal Revenue
Code, (d) sales or other transfers of other assets (other than assets constituting Collateral) by any Credit Party in any Fiscal Year, together with all other sales or transfers of such assets under this clause (d) in such Fiscal Year, with an aggregate book value not in excess of five percent (5%) of the Consolidated
Total Assets of Borrower as of the end of the previous Fiscal Year, (e) the sale, transfer or contribution of Receivables
Assets by CF Delaware to the Receivables Subsidiary, pursuant to and in accordance with the Receivables Funding Documents, (f) the sale of the Menlo Park Property, (g) the sale of the Terminal Properties in the ordinary course of business, and (h) the sales or transfers of real property in connection with the issuance of any Sale-Leaseback Debt, provided that the aggregate net book value of all such real property shall not exceed $50,000,000.
With respect to any disposition of assets or other properties permitted pursuant to clauses (d) through (h) above, Lender agrees on reasonable prior written notice to release any Lien which Lender may have on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrower, at Borrower's expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower.
6.9 ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.
6.10 Financial Covenants. Borrower shall not breach or fail to comply with any of the Financial Covenants (the "Financial Covenants") set forth in Annex D to this Agreement.
6.11 Hazardous Materials. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the real estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental
Permits or (b) otherwise adversely impact the value or marketability of any of the real estate or any of the Collateral, in each case, other than such violations or Environmental Liabilities which (i) in the case of any Environmental Liability which does not affect any of the Collateral, could not reasonably be expected to have a Material Adverse Effect and (ii) in the case of any Environmental Liability which does effect any of the Collateral, could not reasonably be expected to result individually or in the aggregate in a liability of the Credit Parties in excess of $500,000.
6.12 Cancellation of Indebtedness. No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.
6.13 Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrower and Subsidiaries (other than Foreign Subsidiaries) of Borrower, and (b) dividends and distributions by Subsidiaries of Borrower paid to a Credit Party. Notwithstanding the foregoing, this Section 6.13 shall not prohibit payments by Borrower to holders of Borrower's common Stock in connection with repurchases of such Stock by Borrower ("Permitted Stock Repurchases") so long as (i) Lender shall have received at least 30 Business Days' prior to any such proposed payment (A) a written notice thereof, which shall include a reasonably detailed description of such proposed payment, (B) a pro forma consolidated balance sheet, income statement and cash flow statement of Borrower and its Subsidiaries, based on recent financial statements, which shall be complete and shall fairly represent in all material respects the assets, liabilities, financial condition and results of operations of Borrower and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such proposed payment and such pro forma statement shall reflect that the requirement set forth below have been satisfied, and (C) a certificate of the chief financial officer of Borrower to the effect that Borrower will be Solvent after the proposed payment and that the pro forma statements fairly present the financial condition of Borrower (on a consolidated basis) as of the date thereof after giving effect to the proposed payment, (ii) average daily Excess Liquidity for the 60-day period preceding the date of such proposed payment would have exceeded $25,000,000 on a pro forma basis (giving effect to such proposed payment), (iii) Excess Liquidity of $25,000,000 shall continue for at least 60 days after the consummation of such proposed payment, (iv) no Event of Default shall have occurred and be continuing or on a pro forma basis, would result after giving effect to such proposed payment and Borrower would have been in compliance with the required financial covenants for the four quarter period reflected in the compliance certificate most recently delivered to Lender prior to the consummation of such proposed payment (after giving effect to such proposed payment), (v) all Stock repurchased pursuant to this section shall be immediately canceled and retired, except for Stock which is contributed to the Credit Parties' employee benefit plans or stock option plans, (vi) if the Stock being repurchased is not contributed to the Credit Parties' employee benefit plans or stock option plans, then the proposed payment therefor, together with all other payments made in connection with other Permitted Stock Repurchases made during such Fiscal Year in which the repurchased shares were not so contributed, shall not exceed $5,000,000, and (vii) if the Stock being repurchased is contributed to the Credit Parties' employee benefit plans or stock option plans, then the proposed payment therefor, together with all other payments made in connection with other Permitted Stock Repurchases made during such Fiscal Year in which the repurchased shares were so contributed, shall not exceed $3,000,000.
6.14 Change of Corporate Name or Location; Change of Fiscal Year. No Credit Party shall (a) change its corporate name or the jurisdiction of its incorporation or formation, or (b) change its chief executive office, principal place of business, in any case without at least thirty (30) days prior written notice to Lender and after Lender's written acknowledgment that any reasonable action requested by Lender in connection therewith, including to continue the perfection of any Liens in favor of Lender in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-507 of the Code or any other then applicable provision of the Code except upon prior written notice to Lender and after Lender's written acknowledgment that any reasonable action requested by Lender in connection therewith, including to continue the perfection of any Liens in favor of Lender in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year.
6.15 No Impairment of Intercompany Transfers. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement, the other Loan Documents, the Receivables Funding Documents, the Letter of Credit Documents and the Intercreditor Agreement) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loan by a Subsidiary of Borrower to Borrower.
6.16 No Speculative Transactions. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.
6.17 Term Debt and Sale-Leaseback Debt. Except for regularly scheduled lease payments on any Sale-Leaseback Debt, no Credit Party shall make any payment or prepayment (partial or full) of principal of any of the Term Debt or the Sale-Leaseback Debt, Borrower shall not redeem or repurchase any of the Term Debt or the Sale-Leaseback Debt or establish a sinking fund or the equivalent for the Term Debt or the Sale-Leaseback Debt, and the scheduled maturity date of the Term Debt or the Sale-Leaseback Debt shall not be accelerated.
          6.18 Certain Transactions. Notwithstanding anything in this Agreement to the contrary, no Credit Party shall make, grant, incur, enter into, or otherwise consummate any of the following transactions on or after the Fourth Amendment Effective Date without the prior written consent of the Lender: (i) any Permitted Acquisition, (ii) any of the Term Debt, the Sale-Leaseback Debt, the Vancouver Secured Debt, or the Additional Secured Debt, (iii) any of the Liens described in Section 6.7(d) or (e), (iv) any sale of the Menlo Park Property so long as it constitutes part of the Collateral, or (v) any Permitted Stock Repurchase.

7.   TERM

          7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations (other then the Letter of Credit
Obligations and the Other Secured Obligations) shall be automatically due and payable in full on such date.

7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Lender relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.11 and 1.12, and the indemnities contained in the Loan Documents shall survive the Termination Date.
7.3 Termination and Release of Mortgages. On the Termination Date so long as (i) no event of default (or other event which, with the giving of notice or the passage of time, would become an event of default) under the Other Credit Documents has occurred and is then continuing and (ii) no Default or Event of Default under (and as defined in) the Letter of Credit Agreement has occurred and is then continuing, each of the Mortgages shall terminate and the Lender shall promptly execute and deliver to Borrower, at Borrower's expense, such releases and other documents and instruments as may be necessary to evidence the termination and release of such Mortgages.


8.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

          (a) Borrower (i) fails to make any payment of principal of the Loans or any other Obligations arising under this Agreement or any of the other Loan Documents when due and payable and the same shall remain unremedied for more than one (1) Business Day, (ii) fails to make any payment of interest on, or Fees owing in respect of, the Loans or any other Obligations arising hereunder or under the other Loan Documents when due and payable and the same shall remain unremedied for three (3) Business Days or more, or (ii) fails to pay or reimburse Lender for any expense reimbursable hereunder or under any other Loan Document within five (5) days following Lender's demand for such reimbursement or payment of expenses.

(b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.3, 5.4 (to the extent it deals with insurance covering any of the Collateral), 5.10,
5.11 or 6, or any of the provisions set forth in Annex D, or CF Delaware shall fail or neglect to perform, keep or observe any of the provisions of the second or fourth sentence of Section 17(a) of the Subsidiary Guaranty.
(c) Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annex C and the same shall remain unremedied for three (3) days or more.
(d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for 15 days or more.
(e) A default or breach shall occur under any other agreement, document or instrument to which any Credit Party is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party in excess of $10,000,000 in the aggregate, or
(ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $10,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.
(f) (i) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect, or (ii) any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.
(g) Assets of any Credit Party with a fair market value of $10,000,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.
(h) A case or proceeding is commenced against any Credit Party seeking a decree or order in respect of such Credit Party (i) under the Bankruptcy Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party's assets, or (iii) ordering the winding-up or liquidation of the affairs of such Credit Party.
(i) Any Credit Party (i) files a petition seeking relief under the Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of such Credit Party's assets, (iii) makes an assignment for the benefit of creditors, or (iv) takes any action in furtherance of any of the foregoing, or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.
(j) A final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate are at any time outstanding against any one or more of the Credit Parties and the same are not, within 30 days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.
(k) Any material provision of any Loan Document ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.
(l)  Any Change of Control shall occur.
(m) The Letter of Credit Commitment Termination Date, the Termination Date (as defined in the Receivables Funding Agreement) or any Termination Event (other than a Termination Event under Section 9.01 (o) of the Receivables Funding Agreement that occurs solely as a result of the Receivables Subsidiary receiving an Election Notice) shall occur.
(n) Any Event of Default under and as defined in the Letter of Credit Agreement occurs and is continuing.
(o) Any event of default under any of the Other Credit Documents occurs and is continuing.
          8.2  Remedies.

          (a) If any Default or Event of Default has occurred and is continuing, Lender may (i) without notice, suspend the Revolving
Loan Commitment with respect to additional Revolving Credit
Advances whereupon any further Revolving Credit Advances shall be made or incurred in Lender's sole discretion so long as such Default or Event of Default is continuing, and (ii) without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans to the Default Rate.

(b) If any Event of Default has occurred and is continuing, Lender may, without notice, (i) terminate the Revolving Loan
Commitment with respect to additional Revolving Credit Advances;
(ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; or (iii) exercise any rights and remedies provided to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), the Revolving Loan
Commitment shall be immediately terminated and all of the Obligations, including the Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.
          8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives:
(a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which any Credit
Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard, (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies, and (c) the benefit of all valuation, appraisal and exemption laws.

9.   PARTICIPATIONS

          9.1  Participations.

          (a) The Credit Parties signatory hereto consent to Lender's sale of participations in, at any time or times, the Revolving Loan
Commitment or any portion thereof or interest therein to any Eligible Transferee. Unless otherwise consented to in writing by Borrower, Lender may only sell participations in the Revolving
Loan Commitment to an Eligible Transferee.  Any participation by
Lender of all or any part of the Revolving Loan Commitment shall be sold with the understanding that all amounts payable by Borrower hereunder shall be determined as if Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral
Documents or the other Loan Documents). Solely for purposes of Sections 1.9, 1.11 and 1.12, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence neither Borrower nor any other Credit Party shall have any obligation or duty to any participant.

(b) Each Credit Party executing this Agreement shall assist Lender as reasonably required to enable Lender to effect any such participation, including, if requested by Lender, the participation of management in meetings with potential participants. To the extent that such descriptions are correct, complete and accurate, each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials.
(c) Lender may furnish any information concerning Credit Parties in the possession of Lender from time to time to participants (including prospective participants). Lender shall obtain from participants confidentiality covenants substantially equivalent to those contained in Section 11.8 hereof.
10.  SUCCESSORS AND ASSIGNS

          10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Lender and their respective successors and assigns (including, in the case of any Credit Party, a Borrower-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. Unless otherwise consented to in writing by Borrower, Lender may only assign its rights under this Agreement to an Eligible Transferee. Borrower may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Lender shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party and Lender with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.  MISCELLANEOUS

          11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 below. Any letter of interest, commitment letter or fee letter
(other than the Fee Letter) between any Credit Party and Lender, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

11.2 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or any of the Note, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and Borrower. Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Revolving Loan Commitment and a release of all claims against Lender, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Lender shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.
11.3 Fees and Expenses. Borrower shall reimburse Lender for all out-of-pocket fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors or other advisors, including environmental and management consultants and appraisers) incurred in connection with the negotiation and preparation of the Loan Documents and incurred in connection with:
          (a) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of the proceeds of the any Loan;

(b) any amendment, modification or waiver of, or consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;
(c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, and whether as a party, witness or otherwise) including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Lender by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that no Person shall be entitled to reimbursement under this clause (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct.
(d) any attempt to enforce any remedies of Lender against any or all of the Credit Parties or any other Person that may be obligated to Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default;
(e) any workout or restructuring of the Loans during the pendency of one or more Events of Default; and
(f) subject to any applicable limitation set forth in Section 1.10, efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;
including, as to each of clauses (a) through (f) above, all reasonable attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or representation, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrower to Lender. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

          11.4 No Waiver. Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Lender and directed to Borrower specifying such suspension or waiver.

11.5 Remedies. Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.
11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.
11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.
11.8 Confidentiality. Lender agrees to use commercially reasonable efforts (equivalent to the efforts Lender applies to maintain as confidential its own confidential information) to maintain as confidential all confidential information provided to it by the Credit Parties and designated as confidential for a period of 2 years following receipt thereof, except that Lender may disclose such information (a) to Persons employed or engaged by Lender in evaluating, approving, structuring or administering the Loans and the Revolving Loan Commitment; (b) to any bona fide participant or potential participant that constitutes an Eligible Transferee and has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide participant or potential participant may disclose such information to Persons employed or engaged by them as described in clause (a) above);
(c) as required or requested by any Governmental Authority or reasonably believed by Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Lender is a party, or (f) that ceases to be confidential through
no fault of Lender.   For purposes of this Section 11.8, all
financial projections and the names of the Credit Parties' customers, shippers and consignees shall be deemed to be designated as confidential by the Credit Parties.
11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT LENDER AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX E OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.
11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and 3 Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10), (c) 1 Business Day after deposit with a reputable overnight courier with all charges prepaid or
(d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex E or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Lender) designated in Annex E to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.
11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.
11.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN LENDER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.
11.14 Press Releases and Related Matters. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least 2 Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.
Lender reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.
11.15 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
11.16 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.
11.17 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
11.18 Appointment of Agent for Service of Process. BORROWER HEREBY IRREVOCABLE APPOINTS CSC CORPORATION (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 80 STATE STREET, 6TH FLOOR, ALBANY, NY 12207-2543, AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS THAT MAY BE SERVED IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO BORROWER IN CARE OF THE PROCESS AGENT AT THE ABOVE ADDRESS OF THE PROCESS AGENT, AND BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO RECEIVE SUCH SERVICE ON ITS BEHALF.
          IN WITNESS WHEREOF, this Credit Agreement has been duly executed as of the date first written above.

                         BORROWER:

                         CONSOLIDATED FREIGHTWAYS
                         CORPORATION


                         By:/s/Robert E. Wrightson

                         Name:Robert E. Wrightson

                         Title:Executive Vice President and CFO



                         LENDER:

                         GENERAL ELECTRIC CAPITAL
                         CORPORATION



                         By:/s/Craig Winslow

                         Name:Craig Winslow

                         Duly Authorized Signatory




          The following Persons are signatories to this Agreement in their capacities as Credit Parties and not as Borrowers.

                         CREDIT PARTIES:

                         CONSOLIDATED FREIGHTWAYS
                         CORPORATION OF DELAWARE

                         By:/s/Robert E. Wrightson

                         Name:Robert E. Wrightson

                         Title:Executive Vice President and CFO




                         CF AIRFREIGHT CORPORATION


                         By:/s/Robert E. Wrightson

                         Name:Robert E. Wrightson

                         Title:Executive Vice President and CFO




                         REDWOOD SYSTEMS, INC.


                         By:/s/Robert E. Wrightson

                         Name:Robert E. Wrightson

                         Title:Executive Vice President and CFO




                         LELAND JAMES SERVICE CORPORATION


                         By:/s/Robert E. Wrightson

                         Name:Robert E. Wrightson

                         Title:Executive Vice President and CFO






                       ANNEX A (Recitals)


                               to


                        CREDIT AGREEMENT


                           DEFINITIONS

          Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the
Agreement:

          "Account Debtor" shall mean any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account.

          "Accounting Changes" shall mean, with respect to any Person, (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto or any agency with similar functions); (b) changes in accounting principles concurred in by such Person's certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments.

          "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the Code),
(b) all of each Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to any Credit Party, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

          "Acquisition Price" shall mean, with respect to any acquisition transaction, the total purchase price paid or payable in connection with such acquisition or series of related acquisitions, including without limitation all cash, Stock or other property paid or payable in connection therewith and all indebtedness incurred or assumed in connection therewith.

          "Additional Secured Debt" shall mean an Indebtedness of the Borrower or any of the Credit Parties that (i) is in an aggregate principal amount of not more than $60,000,000 at any one time and (ii) secured by any Lien permitted under Section 6.7(e) of the Agreement.

          "Adjusted Monthly LIBOR Index Rate" shall mean, for any calendar month, a rate per annum equal to the LIBOR Rate two
Business Days prior to the beginning of such calendar month.

          "Adverse Claim" shall mean any claim of ownership or any Lien, other than any ownership interest or Lien created under the Collateral Documents.

          "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's executive officers, directors, joint venturers and partners and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Lender.

          "Agreement" means the Credit Agreement by and among Borrower, the other Credit Parties named therein and Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

          "Appendices" has the meaning ascribed to it in the recitals to the Agreement.

          "Applicable Margins" means collectively the Applicable
Unused Line Fee Margin, the Applicable Revolver Index Margin and the Applicable Revolver LIBOR Margin.

          "Applicable Revolver Index Margin" means the per annum interest rate equal to two and one-half percent (2.50%).

          "Applicable Revolver LIBOR Margin" means the per annum interest rate equal to three and one-half percent (3.50%).

          "Applicable Unused Line Fee Margin" means the per annum fee equal to one-half of one percent (0.50%).

          "Appraised Value" means, with respect to any Real Property, the appraised fair market value of such Real Property as set forth in the most recent written appraisal report prepared by an independent real estate appraiser satisfactory to Lender, which appraisal report shall be in form and substance satisfactory to Lender.

          Asset Disposition" means, with respect to any Person, the sale, transfer or other disposition of assets (whether real, personal or mixed) of such Person.

          "Average Length Of Haul" means, for any period, the sum of all miles in respect of Shipments moved divided by the number of Shipments for such period.

          "Bankruptcy Code" means the provisions of Title 11 of the United States Code, 11 U.S.C. 101 et seq.

          "Billed Revenue" means for any period, the total gross billing for all Less Than Truckload Shipments to customers.

          "Billed Fuel Surcharges" means, for any period, the total fuel surcharges billed to customers in such period.

          "Block Account Agreement" shall have the meaning given to such term in Section 17 of the Subsidiary Guaranty.

          "Borrower" has the meaning ascribed to it in the recitals to the Agreement.

          "Borrowing Availability" means as of any date of determination, the lesser of (i) the Maximum Amount and (ii) the Borrowing Base, in each case, less the outstanding principal balance of the Revolving Loan.

          "Borrowing Base" shall mean, as of any date of determination by Lender, from time to time, an amount equal to the sum of (a) twenty-five percent (25%) of the Appraised Value of Eligible Mortgaged Property less (b) any and all Reserves established by Lender at such time including, without limitation, Reserves for environmental remediation costs, accrued but unpaid taxes, insurance and other Charges and expenses pertaining to such Mortgaged Property. Notwithstanding the foregoing: (x) for purposes of calculating the Borrowing Base, the advance rate in clause (a) above of this definition shall be deemed to be (i) fifty percent (50%) of the Appraised Value solely in respect of the Mortgaged Property located at 175 Linfield Drive, Menlo Park, California for the period commencing on the Closing Date and ending on November 2, 2001, and at all times on and after November 3, 2001 shall be deemed to be equal to twenty-five percent (25%) of the Appraised Value in respect of such Mortgaged Property located at 175 Linfield Drive, Menlo Park, California, and (ii) thirty and one-tenth of one percent (30.1%) of the Appraised Value solely in respect of the Mortgaged Property located at 12805 Old Hickory Blvd., Nashville, Tennessee for the period commencing on the Closing Date and ending on November 2, 2001 and at all times on and after November 3, 2001 shall be deemed to be equal to twenty-five percent (25%) of the Appraised Value in respect of such Mortgaged Property located at 12805 Old Hickory Blvd., Nashville, Tennessee; (y) the Borrowing Base shall not at any time exceed $15,000,000 if any of the conditions set forth in Section 2.2 have not been satisfied in full or waived in writing by Lender; and (z) the Borrowing Base shall not at any time exceed $25,000,000 until all of the conditions set forth in
Section 2.3 have been satisfied in full or waived in writing by Lender.

          "Borrowing Base Certificate" means a certificate to be executed and delivered from time to time by Borrower in the form attached to the Agreement as Exhibit 4.1(b).

          "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

          "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

          "Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

          "Cash Collateral Account Agreement" shall mean the Cash
Collateral Account Agreement (in the form of Exhibit 1.1(c)(i) to the Letter of Credit Agreement) executed by Borrower pursuant to
Section 1.1(c)(i) of the Letter of Credit Agreement.

          "CF Delaware" means Consolidated Freightways
Corporation of Delaware, a Delaware corporation.

          "CFRM" shall mean CF Risk Management Services, Ltd., a
Bermuda company.

          "CFRM Secured Debt" shall mean an Indebtedness of the Borrower or any of the Subsidiary Guarantors to CFRM that (i) is in an aggregate outstanding principal amount of not more than $80,000,000 at any one time for the Borrower and Subsidiary Guarantors combined, and (ii) is unsecured or is secured only by a Lien permitted by Section 6.7 (f) of the Agreement.

          "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 25% or more of the issued and outstanding shares of capital Stock of Borrower having the right to vote for the election of directors of Borrower under ordinary circumstances; (b) during any period of twelve consecutive calendar months ending after the Closing Date, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by the board of directors of Borrower or whose nomination for election by the stockholders of Borrower was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (c) the Borrower shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of CF Delaware or CF Delaware shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of the Receivables Subsidiary, or (d) the Borrower has sold, transferred, conveyed, assigned or otherwise disposed of
(i) all or substantially all of the assets of, or any of the Stock of, CF Delaware or the Receivables Subsidiary or (ii) all or substantially all of the assets of the Borrower in a transaction not expressly permitted under Section 6.8.

          "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party,
(b) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

          "Chattel Paper" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

          "Closing Date" means October 24, 2001.

          "Closing Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex B.

          "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          "Collateral" means the property covered by the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Lender on behalf of itself and/or its Affiliates to secure the Obligations.

          "Collateral Documents" means the Security Agreement, the Pledge Agreement, Guaranties, the Cash Collateral Account Agreement, the Blocked Account Agreement, the Mortgages and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

          "Commitment Termination Date" means the earliest of (a) April 23, 2002, (b) the date of termination of Lender's obligation to make Revolving Credit Advances or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrower of the Loans and other Obligations (other than Letter of Credit Obligations and Other Secured Obligations) and the permanent reduction of the Revolving Loan Commitment to zero dollars ($0).

          "Compliance Certificate" has the meaning ascribed to it in Annex C.

          "Consolidated Total Assets" means, as of any date, the consolidated total assets of the Borrower and its Subsidiaries as of such date.

          "Copyright License" means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

          "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

          "Credit Parties" means Borrower and of its Subsidiaries
(other then the Receivables Subsidiary).

          "Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

          "Default Rate" has the meaning ascribed to it in
Section 1.4(d).

          "Disclosure Schedules" means the Schedules prepared by Borrower and denominated as Disclosure Schedules (3.2) through (6.7) in the Index to the Agreement.

          "Disbursement Direction Letter" shall have the meaning assigned to it in Section 1.3(a).

          "Documents" means all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

          "Dollars" or "$" means lawful currency of the United
States of America.

          "Domestic Subsidiary" shall mean any Subsidiary which is incorporated or organized under the laws of any State of the United States, the District of Columbia or Puerto Rico.

          "Eligible Mortgaged Property" means and includes any Mortgaged Property with respect to which Lender shall have received each of the items described below in clauses (a) through
(e), and all such items shall be in form and substance satisfactory to Lender in its sole discretion:

          (a)  fair market value appraisals as to the Mortgaged
Property prepared by an independent real estate appraiser satisfactory to Lender;

          (b) Mortgages duly executed by the appropriate Credit Party, and evidence that a counterpart of the Mortgage has been recorded in all places to the extent necessary to create a valid, enforceable and perfected first-priority Lien (subject only to Permitted Encumbrances) on the Mortgaged Property in a favor of the Lender (or in favor of such trustee for the Lender as may be required or desired under local law);

          (c) Title Insurance Commitment/ALTA Policy insuring the Mortgages as first priority liens (subject only to Permitted
Encumbrances), current as-built surveys, zoning letters (or zoning title endorsements) and certificates of occupancy;

          (d) Phase I Environmental Site Assessments conducted by an independent environmental assessment company satisfactory to Lender, together with any other environmental reports, inspections or assessments as may be requested by Lender, and Lender shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to Lender, authorizing Lender to rely on such reports; and

          (e) an opinion of counsel in each state in which any Mortgaged Property is located regarding the Mortgage on such Mortgaged Property.

Notwithstanding the foregoing, if the fair market value or the environmental status of any Mortgaged Property, or the priority of the Lien of the Mortgages on any Mortgaged Property, adversely changes at any time on or after the Closing Date then Lender, in addition to any other rights it may have hereunder or under the Loan Documents, shall be entitled to deem such Mortgaged Property to be ineligible and/or establish such Reserves as it may deem appropriate in its sole discretion.

          "Eligible Transferee" shall mean (a) GE Capital or any Subsidiary of GE Capital, (b) any commercial finance company, (c) any bank or other financial institution, or (d) any other Person that is not engaged in the less-than-truckload motor carrier or freight transportation business.

          "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. 136 et seq.); the Solid Waste
Disposal Act (42 U.S.C. 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. 2601 et seq.); the Clean Air Act (42 U.S.C. 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.); the Occupational Safety and Health
Act (29 U.S.C.  651 et seq.); and the Safe Drinking Water Act
(42 U.S.C. 300(f) et seq.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

          "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

          "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

          "ERISA" means the Employee Retirement Income Security
Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

          "ERISA Affiliate" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

          "ERISA Event" means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; unless the requirement of notice to the PBGC within 30 days of the event has been waived; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA;
(h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

          "ESOP" means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

          "Event of Default" has the meaning ascribed to it in
Section 8.1.

          "Excess Liquidity" shall have the meaning assigned to such term in the Letter of Credit Agreement.

          "Executive Officer" of any Person, means the chief executive officer, president, chief financial officer, treasurer, controller, general counsel or chief accounting officer of such Person.

          "Existing Credit Agreement" shall mean that certain Credit Agreement dated as of October 12, 1999, by and among CF Delaware, ABN Amro Bank N.V., as issuing bank and administrative agent, and the lenders party thereto, as amended prior to the Closing Date.

          "Fair Labor Standards Act" means the Fair Labor
Standards Act, 29 U.S.C.  201 et seq.

          "Federal Funds Rate" means, for any day, a floating rate equal to the weighted average of the rates on overnight
Federal funds transactions among members of the Federal Reserve
System, as determined by Lender.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

          "Fee Letter" means that certain fee letter dated
October 24, 2001 between Lender and Borrower.

          "Fees" means any and all fees payable to Lender pursuant to the Agreement or any of the other Loan Documents.

          "Financial Covenants" means the Financial Covenants set forth in Annex D.

          "Financial Statements" means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrower delivered in accordance with Section
3.4 of the Agreement and Annex C to the Agreement.

          "First Group of Mortgaged Properties" means the
Mortgaged Properties identified on Annex F as being the "First
Group of Mortgaged Properties".

          "Fiscal Month" means any of the monthly accounting periods of Borrower.

          "Fiscal Quarter" means any of the quarterly accounting periods of Borrower.

          "Fiscal Year" means any of the annual accounting periods of Borrower ending on December 31 of each year.

          "Foreign Subsidiaries" means any Subsidiary of Borrower that is not a Domestic Subsidiary.

          "Fifth Amendment to Letter of Credit Agreement" means that certain Fifth Amendment to Letter of Credit Agreements dated as of the date hereof, among Lender, Borrower and the Credit
Parties, which amends the Letter of Credit Agreement.

          "Funded Debt" shall mean, with respect to any Person
(i) all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness, (ii) all Sale-Leaseback Debt, (iii) any liability of such Person under any so-called "synthetic" lease transaction and (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

          "Funding Office" shall mean the office of Lender in which Loans are made by Lender.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Closing Date, consistently applied as such term is further defined in Annex D to the Agreement.

          "GE Capital" means General Electric Capital
Corporation, a Delaware corporation.

          "General Intangibles" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments, and other Property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Gross LTL Rev/cwt" means, for any period (x) Billed Revenue for such period less any portion of such Billed Revenue relating to any Shipments into or out of Mexico less any Billed Fuel Surcharges for such period, divided by (y) the total weight of all Less Than Truckload Shipments for such period divided by 100.

          "Guaranteed Indebtedness" means, as to any Person, any obligation of such Person guaranteeing, any indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor,
(c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the Revolving Loan Commitment for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

          "Guaranties" means, collectively, each Subsidiary
Guaranty and any other guaranty executed by any Guarantor in favor of Lender in respect of the Obligations.

          "Guarantors" means each Domestic Subsidiary of Borrower (other than the Receivables Subsidiary), and each other Person, if any, that executes a guarantee or other similar agreement in favor of Lender in connection with the transactions contemplated by the Agreement and the other Loan Documents.

          "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

          "Incipient Termination Event" shall mean an Incipient
Termination Event under (and as such term is defined in) Annex X to the Receivables Funding Agreement.

          "Indebtedness" of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit or bankers' acceptances whether or not matured, or with respect to surety bonds on which a claim has been paid, (c) all obligations evidenced by notes, bonds, debentures or similar instruments issued or executed by such Person, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or creditor under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (i) the Obligations, and (j) the Sale-Leaseback Debt, the Term Debt, the Vancouver Secured Debt and the Additional Secured Debt.

          "Indemnified Liabilities" has the meaning ascribed to it in Section 1.9.

          "Indemnified Person" has the meaning ascribed to it in
Section 1.9.

          "Index Rate" shall mean the latest rate for 30-day dealer placed commercial paper (which for purposes hereof shall mean high grade unsecured notes sold through dealers by major corporations in multiples of $100,000), which normally is published in the "Money Rates" section of The Wall Street Journal (or if such rate ceases to be so published, as quoted from such other generally available and recognizable independent source as the Lender may reasonably select). Each change in any interest rate provided for in this Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

          "Index Rate Loan" means a Loan or portion thereof bearing interest by reference to the Index Rate.

          "Initial Capital Contribution" has the meaning ascribed to it in Section 1.3(a).

          "Instruments" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "Intellectual Property" means any and all Licenses, Patents, Copyrights, Trademarks and the goodwill associated with such Trademarks.

          "Intercreditor Agreement" shall mean the Intercreditor Agreement dated as of April 27, 2001, among Borrower, the Receivables Subsidiary, Borrower's other Subsidiaries, Lender, and GE Capital (in various capacities), as such agreement may be amended, supplemented, restated or replaced from time to time.

          "Interest Payment Date" means the first Business Day of each month to occur while such Loan is outstanding, provided, further, that, in addition to the foregoing, each of (x) the date upon which the Revolving Loan Commitment has been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

          "IRC" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

          "IRS" means the Internal Revenue Service, or any successor thereto.

          "Laden Load Factor" means, for any period, Pound Miles for such period divided by Loaded Miles for such period.

          "Lender" means GE Capital.

          "Less Than Truckload Shipment" means any Shipment weighing less than 10,000 pounds.

          "Letter of Credit Agreement" means that certain Letter of Credit Agreement dated as of April 27, 2001, between Lender and Borrower, as amended, restated or supplemented from time to time.

          "Letter of Credit Blocked Account" means the Blocked
Account as such term is defined in the Letter of Credit
Agreement.

          "Letter of Credit Blocked Account Agreement" means the
Blocked Account Agreement as such term is defined in the Letter of Credit Agreement.

          "Letter of Credit Blocked Account Bank" means the
Blocked Account Bank as such term is defined in the Letter of Credit Agreement.

          "Letter of Credit Collateral Documents" means the
Collateral Documents as such term is defined in the Letter of Credit Agreement.

          "Letter of Credit Documents" means, collectively, the Letter of Credit Agreement and all other Letter of Credit Documents as such term is defined in the Letter of Credit Agreement (other than the Loan Documents), as amended, restated or supplemented from time to time.

          "Letter of Credit Obligations" means the Obligations as such term is defined in the Letter of Credit Agreement.

          "Letter of Credit Commitment Termination Date" means the Commitment Termination Date as such term is defined in the Letter of Credit Agreement.

          "LIBOR Business Day" means a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

          "LIBOR Loan" means a Loan or any portion thereof bearing interest by reference to the Adjusted Monthly LIBOR Index
Rate.

          "LIBOR Period" means a calendar month, except that the initial LIBOR Period in respect of the initial Revolving Credit Advances to be made on the Closing Date shall commence on the Closing Date and end on October 31, 2001. All or any portion of a LIBOR Loan that remains outstanding at the expiration of the applicable LIBOR Period shall be deemed automatically continued (without any notice or action on the part of the Borrower or any other Person) as a LIBOR Loan upon the expiration of the applicable LIBOR Period.

          "LIBOR Rate" means for each LIBOR Period, a rate of interest determined by Lender equal to:

          (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m., (London time) on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

          (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is 2 LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.

          If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Lender and Borrower.

          Notwithstanding the foregoing, the LIBOR Rate for the initial LIBOR Period commencing on the Closing Date and ending on October 31, 2001 shall be determined on September 27, 2001 based upon a one month LIBOR period commencing October 1, 2001.

          "License" means any Copyright License, Patent License,
Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

          "Lien" shall mean, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security title, security interest or other preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of any indebtedness, obligation or liability, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For purposes of this Agreement, the Borrower or any Subsidiary thereof shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Litigation" has the meaning ascribed to it in Section
3.13.

          "Loaded Miles" means for any Shipments, the total miles that CF Delaware's trailers travel with such Shipments on board.

          "Loan Account" has the meaning ascribed to it in
Section 1.8.

          "Loan Documents" means the Agreement, the Note, the Collateral Documents, the Fee Letter and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

          "Loans" means the Revolving Credit Advances.

          "Margin Stock" has the meaning ascribed to it in
Section 3.10.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Credit Parties considered as a whole, (b) Borrower's or any Guarantor's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of this Agreement, (c) the Collateral or Lender's Liens on the Collateral or the priority of such Liens, or (d) Lender's rights and remedies under this Agreement and the other Loan Documents.

          "Maximum Amount" means, as of any date of determination, an amount equal to the Revolving Loan Commitment as of such date.

          "Menlo Park Property" shall mean the real estate located at 175 Linfield Drive, Menlo Park, California and any adjacent or nearby real estate owned by any Credit Party and any buildings and fixtures located thereon.

          "Mortgaged Properties" means (i) the Real Property identified on Annex F, and (ii) any other Real Property of the Credit Parties located in the United States of America that Borrower from time to time requests be included as a Mortgaged Property to the extent and only to the extent that the Lender in its sole discretion consents in writing to the inclusion of such Real Property as a Mortgaged Property.

          "Mortgages" means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Lender with respect to the Mortgaged Properties, all in form and substance satisfactory to Lender.

          "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "Net Proceeds" shall mean, in connection with any incurrence of the Vancouver Secured Debt, the Additional Secured Debt, the Term Debt or the Sale-Leaseback Debt, the gross cash proceeds received by the Borrower or its Subsidiaries from such transaction minus reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower or its Subsidiaries in connection therewith (in each case, paid to non-Affiliates of Borrower).

          "Note" means the Revolving Note.

          "Notice of Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a).

          "Obligations" means (i) all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents, (ii) the Letter of Credit Obligations, and (iii) all Other Secured Obligations. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding in bankruptcy by or against any Credit Party, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement, any of the other Loan Documents, any of the Letter of Credit Documents or any of the Other Credit Documents.

          "Other Credit Documents" shall mean (i) any agreement, note, instrument, lease or guarantee heretofore, now or hereafter executed or issued by any Credit Party in favor of any Affiliate of Lender or entered into by a Credit Party with any Affiliate of Lender, or held by any Affiliate of Lender, and evidencing any debt, liabilities or obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) of any kind or nature, present or future, owing by any Credit Party to any Affiliate of Lender or entered into by a Credit Party with any Affiliate of Lender, in each case, as such agreements, notes, instruments, leases and guarantees may be amended, supplemented or replaced from time to time, and (ii) any agreement, note, instrument, lease or guarantee (other than the Letter of Credit Documents, this Agreement and the other Loan Documents) heretofore, now or hereafter executed or issued by any Credit Party in favor of Lender, or entered into by a Credit Party with Lender, or held by Lender, and evidencing any debt, liabilities or obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) of any kind or nature, present or future, owing by any Credit Party to Lender, in each case, as such agreements, notes, instruments, leases and guarantees may be amended, supplemented or replaced from time to time; provided that the Other Credit Documents shall not include any of the Letter of Credit Documents or the Loan Documents.

          "Other Secured Obligations" shall mean (i) all advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to any Affiliate of Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any Other Credit Documents, including, without limitation, all advances, debts, liabilities and obligations arising under any Other Credit Documents and any other agreement, note, instrument, lease or guarantee heretofore, now or hereafter executed or issued by any Credit Party in favor of any Affiliate of Lender, and (ii) all advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any Other Credit Documents, including, without limitation, all advances, debts, liabilities and obligations arising under any Other Credit Documents and any other agreement, note, instrument, lease or guarantee heretofore, now or hereafter executed or issued by any Credit Party in favor of Lender. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party, whether or not allowed in such proceeding), fees, charges, expenses, attorneys' fees and any other sum chargeable by Lender or any Affiliate of Lender to any Credit Party under any Other Credit Document. Notwithstanding anything herein to the contrary, the Other Secured Obligations shall not include any of the Obligations described in clauses (i) and (ii) of the definition of such term in this Annex A.

          "Participation Agreement" shall mean that certain Participation Agreement dated as of October 12, 1999, by and among CF Delaware, as lessee, ABN Amro Bank N.V., as agent and the financial institutions party thereto as lessors, as amended prior to the Closing Date.

          "Patent License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

          "Patents" means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Permitted Acquisitions" shall have the meaning assigned to it in Section 6.1.

          "Permitted Encumbrances" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges that are (i) not yet due and payable or (ii) being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to equipment, fixtures and/or real estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business; (f) reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any real estate in which the respective Credit Party has an interest; provided that they do not in the aggregate materially detract from the value of such real estate or materially interfere with its use in the ordinary conduct of such Credit Party's business; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (h) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (i) presently existing or hereinafter created Liens in favor of Lender; (j) Liens on Receivables Assets in favor of CF Delaware, the Receivables Subsidiary, the Receivables Administrative Agent, the Receivables Collateral Agent or the Receivables Lenders granted pursuant to the Receivables Funding Documents; (k) Liens on specific tangible assets of Persons which become Subsidiaries after the date of this Agreement; provided, however, that (A) such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof, (B) any such Lien does not by its terms cover any assets after the time such Person becomes a Subsidiary which were not covered immediately prior thereto, (C) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Subsidiary,
(D) such Lien does not attach to any of the Collateral, and (E) such Indebtedness is permitted by Section 6.3; (l) Liens securing CFRM Secured Debt, provided that such Lien does not attach to any of the Collateral; (m) any depository institution's set-off rights against deposit accounts or any funds or instruments in the possession of such depository institutions, (n) other Liens expressly permitted under Section 6.7, and (o) Liens granted in favor of the Lender pursuant to the Collateral Documents.

          "Permitted Stock Repurchases" shall have the meaning assigned to it in Section 6.13.

          "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

          "Plan" means, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to on behalf of participants who are or were employed by any Credit Party or ERISA Affiliate.

          "Pound Miles" means, for any period, the Average Length
Of Haul for all Shipments in such period multiplied by the Total
Shipment Weight for such period.

          "Post-Closing Borrowing Date" has the meaning ascribed to it in Section 2.3(a).

          "Proceeds" means "proceeds," as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, (e) dividends, interest, distributions and Instruments with respect to Investment Property or pledged Stock and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

          "Projections" shall mean the Borrower's forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared consistent with the historical financial statements of the Borrower, together with appropriate supporting details and a statement of underlying assumptions, which shall also include projected Availability and letter of credit requirements.

          "Qualified Plan" means a Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

          "Real Property" and "Real Estate" shall be used interchangeably herein and shall include land and any buildings and fixtures located thereon.

          "Receivables Administrative Agent" shall mean the Administrative Agent under (and as such term is defined in) the Receivables Funding Agreement.

          "Receivables Advances" shall mean any and all Advances made under (as such term is defined in) the Receivables Funding
Agreement.

          "Receivables Assets" shall have the meaning assigned to such term in the Intercreditor Agreement.

          "Receivables Collateral Agent" shall mean the Collateral Agent under (and is defined in) the Receivables
Funding Agreement.

          "Receivables Facility Termination Date" shall mean the
Facility Termination Date (as defined in the Receivables Funding
Agreement).

          "Receivables Funding Agreement" shall mean the Receivables Funding Agreement, dated as of April 27, 2001, among the Receivables Subsidiary and GE Capital as the conduit lender's assignee and as committed lender and the administrative agent, as such agreement may be amended, supplemented, restated or replaced from time to time.

          "Receivables Funding Documents" shall mean the Receivables Funding Agreement, the Receivables Sale and
Contribution Agreement, the Receivables Servicing Agreement and the Receivables Guaranty Agreement.

          "Receivables Guaranty Agreement" shall mean the Guaranty Agreement, dated as of April 27, 2001, among Borrower, certain of its Subsidiaries, Redwood as the conduit lender and GE
Capital as the committed lender and the administrative agent, as such agreement may be amended, supplemented, restated and replaced from time to time.

          "Receivables Lenders" shall mean the Lenders under (and as such term is defined in) the Receivables Funding Agreement.

          "Receivables Sale and Contribution Agreement" shall mean the Receivables Sale and Contribution Agreement, dated as of April 27, 2001 between CF Delaware as seller and the Receivables
Subsidiary as purchaser, as such agreement may be amended, supplemented, restated or replaced from time to time.

          "Receivables Servicing Agreement" shall mean the Servicing Agreement, dated as of April 27, 2001, among CF
Delaware, as servicer, the Receivables Subsidiary, the Receivables Lenders and the Receivables Administrative Agent, as such agreement may be amended, supplemented, restated or replaced from time to time.

          "Receivables Subsidiary" shall mean Consolidated
Freightways Funding LLC, a Delaware limited liability company.

          "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

          "Reserves" means with respect to the Borrowing Base of Borrower, such reserves, established by Lender from time to time as specified in a written notice from Lender to Borrower, against Borrowing Availability of Borrower that Lender may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Lender's credit judgment.

          "Restricted Payment" shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock, (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person other than payments of compensation in the ordinary course of business to stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

          "Retiree Welfare Plan" shall mean, at any time, a Plan that is a "welfare plan" as defined in Section 3(2) of ERISA, provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

          "Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a)(i).

          "Revolving Loan" means, at any time, the aggregate amount of Revolving Credit Advances outstanding to Borrower.

          "Revolving Loan Commitment" means commitment of Lender to make Revolving Credit Advances, which commitment shall be Fifty Million Dollars ($50,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

          "Revolving Note" has the meaning ascribed to it in
Section 1.1(a)(ii).

          "Sale-Leaseback Debt" shall mean any indebtedness incurred in any transaction or transactions in which the Borrower sells or transfers any of its real property and thereafter leases or rents such property or other property which the Borrower intends to use for substantially the same purpose as the property being sold or transferred and which transaction (i) has a final maturity date of no earlier than six months after the Commitment Termination Date, (ii) except for regularly scheduled lease payments on any Sale-Leaseback Debt, has no scheduled principal payment prior to six months after the Commitment Termination Date, (iii) is not prepaid, redeemed, or repurchased prior to six months after the Commitment Termination Date, (iv) is not guaranteed by any of the Borrower's Subsidiaries, and (v) is not secured by a Lien on any assets of the Borrower or any of its Subsidiaries (other than the real property that is the subject of such transaction).

          "Second Group of Mortgaged Properties" means (a) the Mortgaged Properties identified on Annex F as being the "Second Group of Mortgaged Properties" and/or (b) such other Mortgaged Properties as agreed to in writing by the Borrower and the Lender from time to time, provided that the sum of the Appraised Values of all of the Eligible Mortgaged Properties comprising the First Group of Mortgaged Properties and the Second Group of Mortgaged Properties referred to in clauses (a) and (b) of this definition is at least $100,000,000.

          "Security Agreement" shall mean the Security Agreement, dates as of April 27, 2001, entered into among Lender and each Credit Party that is a signatory thereto.

          "Shipment" means any shipment represented by a shippers bill of lading.

          "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person;
(b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

          "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

          "Stockholder" means, with respect to any Person, each holder of Stock of such Person.

          "Subordinated Debt" means Indebtedness of any Credit
Party subordinated to the Obligations in a manner and form satisfactory to Lender in its sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

          "Subsequent Capital Contribution" has the meaning ascribed to it in Section 1.3(a).

          "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and
(b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.

          "Subsidiary Guaranty" shall mean the Subsidiary
Guaranty, dated as of April 27, 2001, executed by all Domestic
Subsidiaries of Borrower (other than the Receivables Subsidiary) in favor of Lender.

          "Supporting Obligations" has the meaning ascribed thereto in the Code.

          "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender by the jurisdictions under the laws of which Lender is organized or any political subdivision thereof or the jurisdiction in which Lender's Funding Office is located.

          "Term Debt" shall mean an Indebtedness of the Borrower which (i) has a final maturity date of no earlier than six months after the Commitment Termination Date, (ii) has no scheduled principal reduction prior to six months after the Commitment Termination Date, (iii) is not prepaid, redeemed or repurchased prior to six months after the Commitment Termination Date, (iv) is not guaranteed by any of Borrower's Subsidiaries and (v) is not secured by a Lien on any assets (other than real property) of Borrower or any of its Subsidiaries.

          "Terminal Properties" shall mean any facility owned by a Credit Party and used by a Credit Party in the ordinary course of its business to receive, store or ship property of its customers.

          "Termination Date" means the date on which the Loans have been indefeasibly repaid in full and all other Obligations under this Agreement and the other Loan Documents have been completely discharged, and Borrower shall not have any further right to borrow any monies under the Agreement.

          "Termination Event" shall mean a Termination Event under (and as such term is defined in) Annex X to the Receivables
Funding Agreement.

          "Third Group of Mortgaged Properties" means (a) the Mortgaged Properties identified as being the "Third Group of Mortgaged Properties" on Annex F, and/or (b) such other Mortgaged Properties as agreed to in writing by the Borrower and the Lender from time to time, provided that the sum of the Appraised Values of all of the Eligible Mortgaged Properties comprising the First Group of Mortgaged Properties, the Second Group of Mortgaged Properties and the Third Group of Mortgaged Properties referred to in clauses (a) and (b) of this definition is at least $200,000,000.

          "Title IV Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer
Plan) that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Total Shipment Weight" means, for any period, the total weight of all Shipments for such period.

          "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

          "Trademarks" means all of the following now owned or hereafter existing or adopted or acquired by any Credit Party:
(a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

          "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

          "Vancouver Property" shall mean the real estate located at 16400 CF Way, Vancouver, Washington and any adjacent or nearby real estate owned by any Credit Party and any buildings and fixtures located thereon.

          "Vancouver Secured Debt" shall mean an Indebtedness of the Borrower or any of the Subsidiary Guarantors that either
(a)(i) is in an aggregate principal amount of not more than $25,000,000 at any one time and (ii) is secured only by a Lien permitted under Section 6.7(d) of the Agreement, or (b) is a Capital Lease Obligation or other lease obligation with respect to the Vancouver Property with an implied principal amount of not more than $25,000,000 (plus the excess of the capitalized value of such lease over the Net Proceeds of such lease) at any one time.

          "Welfare Plan" means a Plan described in Section 3(i) of ERISA.

          Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex D. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, reference in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

          Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that one or more of the Executive Officers of such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that one or more of the Executive Officers of such Credit Party, if they had exercised reasonable diligence, would have known or been aware of such fact or circumstance. Any reference herein to or definition of any document, instrument or agreement shall, unless expressly noted otherwise, include the same as amended, restated, supplemented or otherwise modified from time to time if and to the extent that the Lender has agreed or consented in writing to such amendment, restatement, supplement or other modification.




                    ANNEX B (Section 2.1(a))
                               to
                        CREDIT AGREEMENT


                        CLOSING CHECKLIST

In addition to, and not in limitation of, the conditions described in Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Lender in form and substance satisfactory to Lender on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to this Agreement):

     A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Lender.

     B. Revolving Note. Duly executed originals of the Revolving Note dated the Closing Date.

     C. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Lender, in favor of Lender.

     D. Security Interests and Code Filings. (a) Evidence satisfactory to Lender that Lender has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Lender may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as Borrower, together with copies of such financing statements, none of which shall cover the Collateral).

     E. Initial Notice of Revolving Credit Advance. Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit
Advance to be requested by Borrower on the Closing Date.

     F. Letter of Direction. Duly executed originals of a letter of direction from Receivables Subsidiary addressed to Borrower with respect to the capital contribution to be made by the Borrower to the Receivables Subsidiary from the proceeds of the initial Revolving Credit Advance in accordance with Section 1.3(a).

     G. Charter and Good Standing. For each Credit Party, such Person's (a) charter and all amendments thereto, (b) good standing certificates in its state of incorporation, (c) good standing certificates from the Secretary of State of Washington, and (d) good standing certificate for each Credit Party from the Secretary of State where any Mortgaged Property owned by such Credit Party that is to be included in the Borrowing Base on the Closing Date is located, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

     H. Bylaws and Resolutions. For each Credit Party, (a) such Person's bylaws, together with all amendments thereto and
(b) resolutions of such Person's Board of Directors, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

     I. Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

     J. Opinions of Counsel. Duly executed originals of the following opinions of counsel for the Credit Parties:

          (a) Opinion of Brobeck, Phleger & Harrison LLP dated the Closing Date, in form and substance satisfactory to Lender;

          (b) Opinion of Stoel Rives LLP dated the Closing Date, in form and substance satisfactory to Lender; and

          (c)  Opinions of local counsel as required in paragraph
L of this Annex B, each in form and substance satisfactory to Lender.

     K. Officer's Certificate. Lender shall have received duly executed originals of a certificate of the Chief Financial Officer of Borrower, dated the Closing Date, stating that, since December 31, 2000 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which Borrower operates; (c) no Litigation has been commenced which could reasonably be expected to have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party; and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of its Subsidiaries.

     L. Mortgages. Mortgages covering the First Group of Mortgaged Properties, together with: (a) title insurance policies, in each case satisfactory in form and substance to Lender, in its sole discretion, providing for title insurance coverage which satisfies the condition set forth in Section 2.1(f); (b) evidence that counterparts of the Mortgages relating to each First Group of Mortgaged Property have been recorded in all places to the extent necessary to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each First Group of Mortgaged Property in favor of Lender (or in favor of such other trustee as may be required or desired under local law); and (c) an opinion of counsel in each state in which each First Group of Mortgaged Property is located in form and substance and from counsel satisfactory to Lender.

     M.   Environmental Reports.  Lender shall have received
Phase I Environmental Site Assessment Reports, consistent with American Society for Testing and Materials (ASTM) Standard E 1527-94 and applicable state requirements, on the First Group of Mortgaged Properties, dated no more than 6 months prior to the Closing Date, prepared by environmental engineers satisfactory to Lender, all in form and substance satisfactory to Lender, in its sole discretion; and Lender shall have further received such environmental review and audit reports, including Phase II reports, with respect to the First Group of Mortgaged Properties as Lender shall have requested, and Lender shall be satisfied, in its sole discretion, with the contents of all such environmental reports. Lender shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to Lender, authorizing Lender to rely on such reports.

     N. Appraisals. Lender shall have received fair market value appraisals for each of the First Group of Mortgaged
Properties, each of which shall be in form and substance satisfactory to Lender.

     O. Audited Financials; Financial Condition. Lender shall have received the final Financial Statements for the Fiscal Quarter ended June 30, 2001 and the monthly financial statements for the months ended July 31, 2001, August 31, 2001 and September 30, 2001, certified by Borrower's Chief Financial Officer, in each case in form and substance satisfactory to Lender, and Lender shall be satisfied, in its sole discretion, with all of the foregoing. Lender shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of Borrower, to the effect that (a) Borrower will be Solvent upon the consummation of the transactions contemplated herein; and (b) containing such other statements with respect to the solvency of Borrower and matters related thereto as Lender shall request.

     P. Disbursement Direction Letter. Lender shall have received a Disbursement Direction Letter dated as of the Closing
Date, duly executed by the Borrower, in the form of Exhibit
1.3(a) attached hereto.

     Q.   Amendment to Letter of Credit Documents.  Credit
Parties shall have executed and delivered to Lender the Fifth
Amendment to the Letter of Credit Agreements which shall be in form and substance satisfactory to Lender.

     R. Initial Borrowing Base Certificate. Borrower shall have executed and delivered to Lender a Borrowing Base
Certificate dated as of the Closing Date.

     S. Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Lender may, in its sole discretion, request.



                    ANNEX C (Section 4.1(a))
                               to
                        CREDIT AGREEMENT

        FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING


          Borrower shall deliver or cause to be delivered to Lender the following:

          (a) Annual Audited Financials. As soon as available, and in any event within 90 days after the end of each Fiscal Year, (i) a copy of the audited consolidated financial statements for such year for the Borrower and its Subsidiaries, certified in each case in a manner satisfactory to the Lender by Arthur Andersen LLP (or its successor) or other nationally recognized independent public accountants acceptable to the Lender, with such financial statements being prepared in accordance with GAAP applied consistently throughout the period involved (except as approved by such accountants and disclosed therein), (ii) a report from Arthur Andersen LLP (or its successor) or other nationally recognized independent public accountants reasonably acceptable to the Lender (upon which report Lender shall be entitled to rely) to the effect that such firm has caused this Agreement to be reviewed and that in the course of their audit of the Borrower and its Subsidiaries no facts have come to their attention to cause them to believe that any Default or Event of Default exists and in particular that they have no knowledge of any failure on the part of the Borrower to comply with the financial covenants in this Agreement or any failure on the part of the Borrower to comply with this Agreement in the preparation of the Monthly Reports delivered during the previous Fiscal Year, or if such is not the case, specifying any exception and the nature thereof, and (iii) a Compliance Certificate (as defined in paragraph (b) below) showing the calculations used in determining compliance with each financial covenant set forth on Annex D as of the end of and for the Rolling Period (as defined in Annex D) which ends with such Fiscal Year and a management discussion and analysis that includes a comparison to budget for such Fiscal Year and a comparison of performance for such Fiscal Year to the prior Fiscal Year.

          (b) Quarterly Financials. As soon as available, and in any event within 45 days after the end of each fiscal quarter (other than the last fiscal quarter of any fiscal year), financial information regarding the Borrower and its Subsidiaries, certified by the Chief Financial Officer of the Borrower, consisting of consolidated (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such fiscal year, all prepared in accordance with GAAP. Such financial information shall be accompanied by the certification of the Chief Financial Officer of the Borrower that (A) such financial information presents fairly in accordance with GAAP the financial position and results of operations of the Borrower and its Subsidiaries, on a consolidated basis as at the end of such Fiscal Quarter and for the period then ended, subject to the absence of footnotes (except as to the identity of the Receivables Subsidiary) and to ordinary year-end audit adjustments and (B) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if an Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, the Borrower shall furnish to Lender, within forty-five
(45) days after the end of each fiscal quarter (other than the last fiscal quarter of any fiscal year), (y) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each financial covenant set forth on Annex D as of the end of and for the Rolling Period (as defined in Annex D) which ends with such fiscal quarter and (z) a management discussion and analysis that includes a comparison to budget for the fiscal year to date as of the end of such fiscal quarter and a comparison of performance for the fiscal year to date as of the end of that fiscal quarter to the corresponding period in the prior year.

          (c) Monthly Financials. As soon as available, and in any event within 30 days after the end of each Fiscal Month (other than the last month of any Fiscal Quarter), financial information regarding the Borrower and its Subsidiaries, certified by the Chief Financial Officer of the Borrower, consisting of consolidated (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month and (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP. Such financial information shall be accompanied by the certification of the Chief Financial Officer of the Borrower that (A) such financial information presents fairly in accordance with GAAP the financial position and results of operations of the Borrower and its Subsidiaries, on a consolidated basis as at the end of such month and for the period then ended, subject to the absence of footnotes and to ordinary year-end audit adjustments and (B) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

          (d) Operating Plan. As soon as available, but not later than the earlier of (i) 60 days after the end of each Fiscal Year and (ii) three (3) Business Days after Board of Directors approval thereof, an annual operating plan for the Borrower and its Subsidiaries, approved by the Board of Directors of the Borrower, for the following year, which will (i) include a statement of all of the material assumptions on which such plan is based, (ii) include monthly balance sheets and a monthly budget for the following year and (iii) integrate sales, gross profits, operating expenses, operating profit, cash flow projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance).

          (e) Management Letters. Within five Business Days after receipt thereof by the Borrower, copies of all management letters, exception reports or similar letters or reports received by the Borrower from its independent certified public accountants.

          (f) Default Notices. As soon as practicable, and in any event within five Business Days after an Executive Officer of the Borrower has actual knowledge of the existence thereof, telephonic or telecopied notice of each of the following events, in each case specifying the nature and anticipated effect thereof and what action, if any, any Credit Party proposes to take with respect thereto, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day:

               (i)  any Default or Event of Default;

               (ii) any Incipient Termination Event or
Termination Event (as such terms are defined in the Receivables
Funding Agreement or Annex X thereto);

               (iii)     any Adverse Claim in excess of $10,000
made or asserted against any of the Collateral of which it becomes aware;

               (iv) any Adverse Claim made or asserted against any of the Borrower Collateral (as such term is defined in the Receivables Funding Agreement or Annex X thereto) of which it becomes aware;

               (v) the occurrence of any event that would have a material adverse effect on the aggregate value of the Borrower Collateral (as such term is defined in the Receivables Funding Agreement or Annex X thereto) or on the assignments and Liens granted by the Receivables Subsidiary pursuant to the Receivables Funding Agreement;

               (vi) the occurrence of any event of the type described in clauses (f)(iii) or (f)(iv) of Annex 4.02(h) of the Receivables Sale and Contribution Agreement involving any Obligor (as such term is defined in the Receivables Funding Agreement or Annex X thereto) obligated under Transferred Receivables (as such term is defined in the Receivables Funding Agreement or Annex X thereto) with an aggregate Outstanding Balance (as such term is defined in the Receivables Funding Agreement or Annex X thereto) at such time of $1,000,000 or more;

               (vii) the receipt of notice by Borrower or any of its Subsidiaries that (A) Borrower or any of its Subsidiaries is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Borrower's or any of its Subsidiary's business is to be, or may be, suspended or revoked, or (C) the Borrower or any of its Subsidiaries is to cease and desist any practice, procedure or policy employed by it in the conduct of its business if such cessation may have a Material Adverse Effect; or

               (viii)     any other event, circumstance or
condition that has had or could reasonably be expected to have a Material Adverse Effect.

          (g) SEC Filings and Press Releases. Promptly upon their becoming available, copies of: (i) all financial statements, reports, notices and proxy statements made publicly available by the Borrower or CF Delaware to its security holders;
(ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower or CF Delaware with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by the Borrower or CF Delaware to the public concerning material adverse changes or developments in the business of any such Person.

          (h) Litigation. Promptly upon learning thereof, written notice of any Litigation commenced or threatened against

               (i) Borrower or any of its Subsidiaries or with respect to or in connection with all or any portion of the Collateral that (A) seeks damages or penalties in an uninsured amount in excess of $10,000,000 in any one instance or $10,000,000 in the aggregate, or, to the extent such matter affects any of the Collateral, $500,000 in any one instance or $500,000 in the aggregate, (B) seeks injunctive relief (other than injunctive relief relating to labor practices which together with all other such injunctions could not reasonably be expected to have a Material Adverse Effect), (C) is asserted or instituted against any Plan, its fiduciaries or its assets or against Borrower or any of its ERISA Affiliates in connection with any Plan, (D) alleges criminal misconduct by Borrower or any of its Subsidiaries, or (E) could reasonably be expected, if determined adversely, to have a Material Adverse Effect; or

               (ii) affecting the Receivables Subsidiary, the Transferred Receivables (as such term is defined in the Receivables Funding Agreement or Annex X thereto) or the Borrower Collateral (as such term is defined in the Receivables Funding Agreement or Annex X thereto), whether or not fully covered by insurance, and regardless of the subject matter thereof that (i) seeks damages in excess of $10,000,000 or, to the extent such matter affects any of the Collateral, $500,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against the Receivables Subsidiary or any ERISA Affiliate of the Receivables Subsidiary in connection with any Plan, (iv) alleges criminal misconduct the Receivables Subsidiary or (v) would, if determined adversely, have a Material Adverse Effect.

          (i) Downgrading of Credit Rating. Promptly upon learning of thereof, written notice of any downgrading of the rating of the Indebtedness of the Borrower by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto, or Moody's Investors Service, Inc. or any successor thereto, setting forth the Indebtedness affected and the nature of the change.

          (j) Notice of Liens. As soon as practicable, and in any event within five Business Days after any Executive Officer of the Borrower or any Subsidiary Guarantor has actual knowledge of the existence thereof, telephonic or telecopied notice of any Lien on any of the Collateral as a result of any judgment rendered against such Person or the failure of such Person to pay when due any employee wages or any federal, state or local taxes.

          (k) Borrowing Base Certificate. No less frequently than five Business Days after the end of each month, a Borrowing Base Certificate, in form and substance satisfactory to Lender, accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion. Additionally, Borrower shall deliver to Lender a Borrowing Base Certificate at any time Borrower wishes to add any Mortgaged Property as an Eligible Mortgaged Property to the Borrowing Base.

          (l) Other Documents. Such other financial and other information respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower or any of its other Subsidiaries (including the Receivables Subsidiary) as
Lender shall, from time to time, request.

                     ANNEX D (Section 6.10)
                               to
                        CREDIT AGREEMENT

                       FINANCIAL COVENANTS

          (a) Minimum Fixed Charge Coverage Ratio. The Borrower and its Subsidiaries shall have on a consolidated basis, as of the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the Rolling Period then ended of not less than the following:

          Fiscal Quarter             Minimum Fixed
                                         Charge
                                     Coverage Ratio

          Fiscal Quarter ending       0.20 to 1.00
          September 30, 2001

          Fiscal Quarter ending       0.01 to 1.00
          December 31, 2001

          Fiscal Quarter ending       -1.0 to 1.00
          March 31, 2002

          Fiscal Quarter ending       0.30 to 1.00
          June 30, 2002

          Fiscal Quarter ending       1.60 to 1.00
          September 30, 2002

          Fiscal Quarter ending       1.70 to 1.00
          December 31, 2002 and
          each Fiscal Quarter
          thereafter



          (b) Minimum Tangible Net Worth. Borrower and its Subsidiaries on a consolidated basis shall have a Tangible Net Worth, (i) as of the Closing Date and as of the end of each of the second and third Fiscal Quarters of the Fiscal Year ending December 31, 2001, of not less than $180,000,000, (ii) as of the end of the fourth Fiscal Quarter of the Fiscal Year ending December 31, 2001, of not less than $150,000,000, (iii) as of the end of each of the first, second and third Fiscal Quarters of the Fiscal Year ending December 31, 2002, of not less than $120,000,000, and (iv) as of the end of the fourth Fiscal Quarter of the Fiscal Year ending December 31, 2002 and as of the end of each of the first, second and third Fiscal Quarters of the Fiscal Year ending December 31, 2003, of not less than $130,000,000. Thereafter, Borrower and its Subsidiaries on a consolidated basis shall have, as of the end of each Fiscal Year ending on or after December 31, 2003 (each such Fiscal Year herein called the "Subject Fiscal Year") and as of the end of the first three Fiscal Quarters of the immediately succeeding Fiscal Year, a Tangible Net Worth of not less than the sum of (i) the minimum Tangible Net Worth required hereunder for the Fiscal Year which immediately preceded the Subject Fiscal Year (or, where the Subject Fiscal Year is the Fiscal Year ending December 31, 2003, the sum of $130,000,000) plus (ii) an amount equal to fifty percent (50%) of the positive net income of the Borrower and its Subsidiaries on a consolidated basis for the Subject Fiscal Year plus (iii) an amount equal to one hundred percent (100%) of the amount of any equity raised by or capital contributed to the Borrower during the Subject Fiscal Year (in the case of equity raised or capital contributed, net of the bona fide, reasonable expenses, if any, relating to the raising of such equity or such capital contribution and paid to Persons who are not Affiliates of the Borrower).

          (c) Minimum EBITDA. Borrower and its Subsidiaries shall have on a consolidated basis for each Fiscal Quarter set forth below an EBITDA for the Rolling Period then ended of not less than the following:

          Fiscal Quarter            Minimum EBITDA

          Fiscal Quarter ending     $8,000,000
          September 30, 2001

          Fiscal Quarter ending     $6,000,000
          December 31, 2001

          Fiscal Quarter ending     -$17,000,000
          March 31, 2002

          Fiscal Quarter ending     $15,000,000
          June 30, 2002

          Fiscal Quarter ending     $53,000,000
          September 30, 2002

          Fiscal Quarter ending     $80,000,000
          December 31, 2002 and
          for each Fiscal Quarter
          thereafter



          (d) Maximum Capital Expenditures. Borrower and its Subsidiaries shall not make or incur any Capital Expenditures if, after giving effect thereto, the aggregate amount of all Capital Expenditures made or incurred by Borrower and its Subsidiaries during any period of four (4) consecutive Fiscal Quarters would exceed the amounts set forth below for such period:



          Four Consecutive Fiscal   Maximum Capital
          Quarters Ending           Expenditures

          Fiscal Quarter ending     $35,000,000
          June 30, 2001

          Fiscal Quarter ending     $36,000,000
          September 30, 2001

          Fiscal Quarter ending     $30,000,000
          December 31, 2001

          Fiscal Quarter ending     $25,000,000
          March 31, 2002 and for
          each Fiscal Quarter
          thereafter



          Capitalized terms used in this Annex D and not otherwise defined below shall have the respective meanings ascribed to them in Annex A to this Agreement. The following terms shall have the respective meanings set forth below:

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP, but excluding (i) Capital Expenditures of the Borrower or any Subsidiary Guarantor financed by the incurrence of Term Debt to the extent that such Term Debt is permitted to be incurred under Section 6.3, provided that on or prior to the date of incurrence of such Term Debt, Borrower has furnished to Lender a written statement of sources and uses of such Term Debt, which statement describes with particularity the principal amount of the Term Debt to be used for the proposed Capital Expenditure and the fixed assets or improvements to be acquired, replaced, substituted or added to in connection with such proposed Capital Expenditure, (ii) the purchase of the Vancouver Property by the Borrower, provided that to the extent the purchase price of the Vancouver Property exceeds $25,000,000, such excess shall be included as a Capital Expenditure for purposes of determining compliance with the Maximum Capital Expenditure covenant set forth in paragraph (d) of this Annex D, (iii) any Capital Expenditures incurred by the Borrower in connection with the refinancing of the Participation Agreement, provided that to the extent that such Capital Expenditures exceed $22,500,000, such excess shall be included as a Capital Expenditure for purposes of determining compliance with the Maximum Capital Expenditure covenant set forth in paragraph (d) of this Annex D, (iv) any purchase by the Borrower or any Subsidiary of fixed assets or improvements to the extent that such purchase qualifies for like-kind tax treatment under Section 1031 of the IRC, provided that such exclusion from Capital Expenditures under this clause (iv) shall be limited to an amount not to exceed the lesser of (x) the cash proceeds received from the transfer of the property relinquished in the like-kind exchange, assuming for purposes hereof that the Borrower or Subsidiary does not qualify for like-kind tax treatment under Section 1031 of the IRC in connection with such transfer and (y) the value of the fixed assets or improvements purchased by the Borrower in the subject transaction which qualifies for like-kind tax treatment under Section 1031 of the IRC, (v) any purchase by the Borrower or any Subsidiary of fixed assets or improvements with the proceeds received from the sale of the Menlo Park Property, provided that on or prior to the date of any such Capital Expenditures, Borrower has furnished to Lender a written statement of sources and uses of the proceeds from the sale of the Menlo Park Property, which statement describes with particularity the amount of the proceeds from the sale of the Menlo Park Property to be used for the proposed Capital Expenditure and the fixed assets or improvements to be acquired, replaced, substituted or added to in connection with such proposed Capital Expenditures, and (vi) such other items as Borrower and Lender may agree in writing to exclude.

          "EBITDA" shall mean, with respect to any Person for any fiscal period, the amount equal to (a) consolidated net income of such Person for such period, plus (b) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, and (vii) Lease Expenses, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, minus (c) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), provided that there shall be excluded from the amount of any aggregate net gain under this clause (iv), in solely the Fiscal Quarter ending March 31, 2001, an amount equal to the lesser of (x) $19,200,000 and
(y) the actual gain recognized by the Borrower and its Subsidiaries from the sale of its Portland, Oregon administrative complex and (v) any other non-cash gains that have been added in determining consolidated net income (including LIFO adjustments), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (A) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (B) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (C) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (D) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (E) any write-up of any asset; (F) any net gain from the collection of the proceeds of life insurance policies; (G) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (H) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (I) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

          "Fixed Charges" shall mean, with respect to any Person for any fiscal period, the aggregate of, without duplication, (a) all Interest Expense and Lease Expense paid or accrued during such period, plus (b) all regularly scheduled payments of principal or implied principal with respect to Indebtedness (including any lease payments by any Person in respect of any Capital Leases, any Sale-Leaseback Debt or any Vancouver Secured
Debt) due or made during such period, plus (c) all Restricted Payments made during such period (other than Permitted Stock Repurchases covered by Section 6.14(vii) of the Letter of Credit Agreement), plus (d) any cash payments made by such Person in connection with any Permitted Acquisitions (as such term is defined in the Letter of Credit Agreement).

          "Fixed Charge Coverage Ratio" shall mean, with respect to any Person for any fiscal period, the ratio of (i) the sum of
(x) EBITDA for such period less (y) cash taxes made during such period to (ii) Fixed Charges for such period.

          "Interest Expense" shall mean, with respect to any Person for any fiscal period, the sum of (a) interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including (i) amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), (ii) the interest portion of any deferred payment obligation, (iii) the interest component of any Capital Lease Obligation plus (b) the amount of any Letter of Credit Fee (as such term is defined in the Letter of Credit Agreement) paid during the relevant period ended on such date, plus (c) the amount of any payments by such Person, as lessee, under any sale-leaseback or synthetic lease transaction.

          "Lease Expenses" shall mean, with respect to any Person for any fiscal period, the aggregate rental obligations of such Person determined in accordance with GAAP that are payable in respect of such period under operating leases of equipment having an original non-cancelable term (as determined in accordance with GAAP) in excess of twelve months (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person or in the notes thereto, excluding, however, any such obligations under Capital Leases.

          "Net Worth" shall mean, with respect to any Person as of any date of determination, (a) the book value of the assets of such Person, minus (b) reserves applicable thereto, minus (c) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

          "Rolling Period" shall mean, as of the end of any Fiscal Quarter, the immediately preceding four (4) Fiscal
Quarters, including the Fiscal Quarter then ending.

          "Tangible Net Worth" shall mean, with respect to any Person at any date, the Net Worth of such Person at such date,
(x) excluding, however, from the determination of the total assets at such date, (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses (excluding software licenses) and rights in any thereof, and other intangible items (other than software licenses), (b) all unamortized debt discount and expense, (c) treasury Stock, and (d) any write-up in the book value of any asset resulting from a revaluation thereof, but (y) including any non-cash valuation reserves for deferred taxes and any foregone tax benefits provided that such reserves are established in accordance with Financial Accounting Standard Number 109 and do not result in an increase in such Person's future cash tax payments.

          Rules of Construction Concerning Financial Covenants. Unless otherwise specifically provided therein, any accounting term used in any Loan Document shall have the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any Accounting Changes occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in any Loan Document, then the parties thereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties thereto agree upon the required amendments thereto, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained therein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Related Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.




                             ANNEX F
                               to
                        CREDIT AGREEMENT

                  LIST OF MORTGAGED PROPERTIES


First Group of  Mortgaged Properties:

 1   MPK  MENLO PARK          CA    175 LINFIELD DRIVE

 2   NAS  NASHVILLE           TN    12805 OLD HICKORY BLVD.



Second Group of  Mortgaged Properties:

 1   COL  COLUMBUS            OH    2885 ALUM CREEK DRIVE

 2   PHX  PHOENIX             AZ    4301 W MOJAVE STREET

 3   SNC  SUNNYVALE           CA    1319 MOFFETT PARK DRIVE

 4   PHL  PHILADELPHIA        PA    1600 S. WARFIELD STREET

 5   LAT  LAREDO              TX    13145 UNITEC DRIVE

 6   SLC  SALT LAKE CITY      UT    2325 SOUTH 3200 WEST

 7   LBC  LONG BEACH          CA    21300 WILMINGTON AVE

 8   NWK  NEWARK              NJ    300 PORT STREET

 9   HOU  HOUSTON             TX    4847 BLAFFER STREET

 10  MPL  MINNEAPOLIS         MN    3701 85TH AVENUE, N.E.

 11  LAC  LOS ANGELES         CA    2045 EAST WASHINGTON BLVD



Third Group of  Mortgaged Properties:

 1   KCY   KANSAS CITY        MO    4207 GARDNER LANE

 2   BBC   BRISBANE           CA    499 VALLEY DRIVE

 3   SJO   SAN JOSE           CA    390 COMMERCIAL STREET

 4   IND   INDIANAPOLIS       IN    3915 WEST MORRIS STREET

 5   AKO   AKRON              OH    2615 BRECKSVILLE ROAD

 6   ATL   ATLANTA            GA    2590 CAMPBELL BOULEVARD

 7   PTM   PORTLAND           OR    2010 N. E. RIVERSIDE WAY

 8   ORG   ORANGE             CA    2200 NORTH BATAVIA

 9   DVR   DENVER             CO    6305 EAST 58TH STREET

 10  MLW   MILWAUKEE          WI    401 WEST LAYTON AVENUE

 11  MIF   MIAMI              FL    3355 N.W. 41ST STREET

 12  BUF   BUFFALO            NY    877 NIAGARA STREET

 13  DLS   DALLAS             TX    3925 SINGLETON BOULEVARD

 14  YKP   YORK               PA    RD 22 CHURCH ROAD,

 15  SLM   ST. LOUIS          MO    8500 NORTH HALL STREET

 16  JAF   JACKSONVILLE       FL    2120 NORTH LANE AVENUE

 17  DPI   DES PLAINES        IL    2300 S MOUNT PROSPECT

 18  JKN   JACKSON            MS    125 INTERSTATE DR.

 19  OHN   OMAHA              NE    10611 GERTRUDE STREET

 20  RMC   RICHMOND           CA    1200 WRIGHT AVENUE

 21  BOS   BOSTON             MA    295 SALEM ST.

 22  EPT   EL PASO            TX    300 NORTH CLARK DRIVE

 23  PAC   PASADENA           CA    13645 LIVE OAK LANE

 24  SVC   SAN FERNANDO       CA    12100 MONTAGUE STREET
             VLY
 25  WVW   WOODINVILLE        WA    18707 139TH AVENUE N.E.

 26  LNN   LONG ISLAND        NY    192 SWEET HOLLOW ROAD

 27  TAC   TACOMA             WA    4920 E 20TH STREET

 28  CIC   CITY OF            CA    20935 CURRIER STREET
             INDUSTRY
 29  NCG   NORCROSS           GA    6431 CORLEY ROAD

 30  FLF   FT LAUDERDALE      FL    1901 BLOUNT ROAD

 31  MMC   MIRAMAR            CA    9450 DOWDY DRIVE

 32  SIM   SIMI VALLEY        CA    91 WEST EASY STREET

 33  SRS   SAN MARCOS         CA    444 BARHAM DRIVE

 34  LTC   LITTLETON          CO    1501 WEST WESLEY AVENUE



                      ANNEX G (Section 2.5)
                               to
                        CREDIT AGREEMENT

            CONDITIONS PRECEDENT FOR PARTIAL RELEASE
                     OF MORTGAGED PROPERTIES


Each and every of the following conditions precedent must be satisfied in connection with any release of Lender's Lien on any Mortgaged Property prior to the Termination Date (and upon the prior written consent of Lender, which consent may not be unreasonably withheld by Lender):

     (a) No Default or Event of Default shall exist at the time of or after giving effect to such release.

     (b) Not less than twenty (20) days' prior written request will be given to Lender as to such release.

     (c) The effective date of such release will be an Interest Payment Date and all interest that has accrued on the Loans through such date will be paid by Borrower to Lender pursuant to
Section 1.4 as a condition precedent to such release (or, if the effective date of the release is other than on an Interest Payment Date, Borrower will pay in full, upon request by Lender, all interest which has accrued on the Loans through the effective date of such release).

     (d) Such release will be evidenced by a release of the applicable Mortgages or by quitclaim reconveyances of Lender's rights, titles and interests in and to the applicable Mortgaged Properties, releases of financing statements filed under the Uniform Commercial Code, and/or other instruments reasonably necessary to release the Liens of Lender in such Mortgaged Properties under the Mortgages. Borrower will be responsible for preparing the release instruments, for review by Lender. The form of release instruments (including without limitation those for any quitclaim reconveynaces) must be reasonably acceptable to Lender. All out-of-pocket costs incurred by Lender (including reasonable attorneys' fees) in connection with such release will by paid or reimbursed by Borrower upon demand.

     (e) Borrower shall have made to Lender, as a condition to such release, on or before the effective date of such release, a prepayment of the Loans in the amount (if any) by which the aggregate outstanding principal balance of the Loans immediately prior to such release would exceed the Borrowing Base after giving pro forma effect to such release (it being expressly understood and agreed that the portion of the Borrowing Base attributable to the Mortgaged Properties that are the subject of such release will be deducted from the Borrowing Base for purposes of determining if any such prepayment of the Loans is required under this paragraph (e)).

     (f) Without limiting the provisions of Section 11.3, Borrower will reimburse Lender for all out-of-pocket fees, costs and expenses incurred by Lender in connection with such release (including, without limitation, the reasonable fees and expenses of Lender's counsel), including without limitation all such fees, costs or expenses for reviewing the request for such release and the documentation required to be submitted by Borrower to obtain the release, and whether or not Lender determines that the above conditions are satisfied. In addition, all out-of-pocket costs and expenses related to such release shall be paid by Borrower, including (but not limited to) reconveyance fees of the trustee, title insurance fees, recording fees, transfer taxes and other expenses.



1.   AMOUNT AND TERMS OF CREDIT                                 1
     1.1  Credit Facilities                                     1
     1.2  Prepayment                                            2
     1.3  Use of Proceeds                                       3
     1.4  Interest and Applicable Margins                       4
     1.5  Fees                                                  5
     1.6  Receipt of Payments                                   6
     1.7  Application and Allocation of Payments                6
     1.8  Loan Account and Accounting                           6
     1.9  Indemnity                                             7
     1.10 Access                                                7
     1.11 Taxes                                                 8
     1.12 Capital Adequacy; Increased Costs; Illegality         8
     1.13 Single Loan                                           9

2.   CONDITIONS PRECEDENT                                       9
     2.1  Conditions to the Initial Loans to be made on the
          Closing Date                                          9
     2.2  Conditions to Allow Loans to Exceed $15,000,000      10
     2.3  Conditions to Allow Loans to Exceed $25,000,000      11
     2.4  Further Conditions to Each Loan                      14
     2.5  Conditions Precedent for Partial Release of
          Mortgaged Properties                                 15

3.   REPRESENTATIONS AND WARRANTIES                            15
     3.1  Corporate Existence; Compliance with Law             15
     3.2  Executive Offices; FEIN                              15
     3.3  Power, Authorization, Enforceable Obligations        16
     3.4  Financial Statements                                 16
     3.5  Material Adverse Effect                              16
     3.6  Ownership of Property; Liens                         17
     3.7  Labor Matters                                        17
     3.8  Ventures, Subsidiaries and Affiliates; Outstanding
          Stock and Indebtedness                               17
     3.9  Government Regulation                                17
     3.10 Margin Regulations                                   18
     3.11 Taxes                                                18
     3.12 ERISA                                                18
     3.13 No Litigation                                        19
     3.14 Brokers                                              20
     3.15 Intellectual Property                                20
     3.16 Full Disclosure                                      20
     3.17 Environmental Matters                                20
     3.18 Insurance                                            21
     3.19 Solvency                                             21

4.   FINANCIAL STATEMENTS AND INFORMATION                      21
     4.1  Reports and Notices                                  21
     4.2  Communication with Accountants                       21

5.   AFFIRMATIVE COVENANTS                                     22
     5.1  Maintenance of Existence and Conduct of Business     22
     5.2  Payment of Obligations                               22
     5.3  Books and Records                                    22
     5.4  Insurance; Damage to or Destruction of Collateral    22
     5.5  Compliance with Laws                                 24
     5.6  Supplemental Disclosure                              24
     5.7  Intellectual Property                                25
     5.8  Environmental Matters                                25
     5.9  Further Assurances                                   25
     5.10 Additional Subsidiary Guarantors                     26
     5.11 Certain Covenants Relating to the Collateral         26

6.   NEGATIVE COVENANTS                                        28
     6.1  Mergers, Subsidiaries, Etc                           28
     6.2  Investments; Reimbursement Obligations and
          Advances                                             30
     6.3  Indebtedness                                         31
     6.4  Employee Reimbursement Obligations and Affiliate
          Transactions                                         32
     6.5  Capital Structure and Business                       32
     6.6  Guaranteed Indebtedness                              32
     6.7  Liens                                                33
     6.8  Sale of Stock and Assets                             33
     6.9  ERISA                                                34
     6.10 Financial Covenants                                  34
     6.11 Hazardous Materials                                  34
     6.12 Cancellation of Indebtedness                         34
     6.13 Restricted Payments                                  34
     6.14 Change of Corporate Name or Location; Change of
          Fiscal Year                                          35
     6.15 No Impairment of Intercompany Transfers              36
     6.16 No Speculative Transactions                          36
     6.17 Term Debt and Sale-Leaseback Debt                    36

7.   TERM                                                      36
     7.1  Termination                                          36
     7.2  Survival of Obligations Upon Termination of
          Financing Arrangements                               36
     7.3  Termination and Release of  Mortgages                37

8.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES                    37
     8.1  Events of Default                                    37
     8.2  Remedies                                             39
     8.3  Waivers by Credit Parties                            39

9.   PARTICIPATIONS                                            39
     9.1  Participations                                       39

10.  SUCCESSORS AND ASSIGNS                                    40
     10.1 Successors and Assigns                               40

11.  MISCELLANEOUS                                             41
     11.1 Complete Agreement; Modification of Agreement        41
     11.2 Amendments and Waivers                               41
     11.3 Fees and Expenses                                    41
     11.4 No Waiver                                            42
     11.5 Remedies                                             42
     11.6 Severability                                         42
     11.7 Conflict of Terms                                    43
     11.8 Confidentiality                                      43
     11.9 GOVERNING LAW                                        43
     11.10 Notices                                             44
     11.11 Section Titles                                      44
     11.12 Counterparts                                        44
     11.13 WAIVER OF JURY TRIAL                                45
     11.14 Press Releases and Related Matters                  45
     11.15 Reinstatement                                       45
     11.16 Advice of Counsel                                   45
     11.17 No Strict Construction                              45
     11.18 Appointment of Agent for Service of Process         46